                AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT


                                    by and between


                    HENRY COMPANY AND CERTAIN OF ITS SUBSIDIARIES


                                         and


                                  NATIONSBANK, N.A.



                                    April 22, 1998

ARTICLE I DEFINITIONS                                                        2
SECTION 1.1           CERTAIN DEFINED TERMS.                                 2
SECTION 1.2           ACCOUNTING TERMS AND OTHER DEFINITIONAL PROVISIONS.   25

ARTICLE II THE CREDIT FACILITIES                                            25

SECTION 2.1           THE REVOLVING CREDIT FACILITY.                        25
       2.1.1      Revolving Credit Facility.                                25
       2.1.2      Procedure for Making Advances Under the Revolving
                   Loan; Lender Protection Loans.                           26
       2.1.3      Borrowing Base.                                           26
       2.1.4      Borrowing Base Report.                                    27
       2.1.5      Revolving Credit Note.                                    28
       2.1.6      Mandatory Prepayments of Revolving Loan.                  28
       2.1.7      Optional Prepayments of Revolving Loan.                   28
       2.1.8      The Collateral Account.                                   29
       2.1.9      Revolving Loan Account.                                   30
       2.1.10     Revolving Credit Unused Line Fee.                         30
       2.1.11     Early Termination Fee.                                    30
       2.1.12     Required Availability under the Revolving Credit
                   Facility.                                                31
       2.1.13     Right of Lender to Demand Payment and Terminate
                   Revolving Credit Facility.                               32
SECTION 2.2           THE CAPITAL EXPENDITURE FACILITY.                     32
       2.2.1      Capital Expenditure Facility.                             32
       2.2.2      Procedure for Making Advances Under the Capital
                   Expenditure Facility.                                    32
       2.2.3      Capital Expenditure Note.                                 33
       2.2.4      Optional Prepayments of Capital Expenditure Loan.         33
       2.2.5      Activation Fee.                                           34
SECTION 2.3           THE LETTER OF CREDIT FACILITY.                        34
       2.3.1      Letters of Credit.                                        34
       2.3.2      Letter of Credit Fees.                                    34
       2.3.3      Terms of Letters of Credit.                               34
       2.3.4      Procedure for Letters of Credit.                          35
SECTION 2.4           INTEREST.                                             35
       2.4.1      Applicable Interest Rates.                                35
       2.4.2      Selection of Interest Rates.                              36
       2.4.3      Inability to Determine LIBOR Computation Rate.            38
       2.4.4      Indemnity.                                                38
       2.4.5      Payment of Interest.                                      38
SECTION 2.5           GENERAL FINANCING PROVISIONS.                         39
       2.5.1      Borrowers' Representatives.                               39
       2.5.2      Use of Proceeds of the Loans.                             41
       2.5.3      Origination Fee.                                          41
       2.5.4      Field Examination Fees.                                   41
       2.5.5      Computation of Interest and Fees.                         41
       2.5.6      Payments.                                                 41
       2.5.7      Liens; Setoff.                                            42
       2.5.8      Requirements of Law.                                      42
       2.5.9      Funds Transfer Services.                                  43
       2.5.10     No Novation.                                              44

ARTICLE III THE COLLATERAL                                                  44

SECTION 3.1           DEBT AND OBLIGATIONS SECURED.                         44
SECTION 3.2           MONSEY BAKOR GROUP COLLATERAL.                        45
SECTION 3.3           GRANT OF LIENS.                                       45
SECTION 3.4           COLLATERAL DISCLOSURE LIST.                           46


i



SECTION 3.5           CERTAIN PERSONAL PROPERTY.                            46
       3.5.1      Certain Possessory Collateral.                            46
       3.5.2      Additional Steps to Perfect.                              47
SECTION 3.6           RECORD SEARCHES.                                      47
SECTION 3.7           COSTS.                                                47
SECTION 3.8           RELEASE.                                              48
SECTION 3.9           INCONSISTENT PROVISIONS.                              48

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                   48

SECTION 4.1           REPRESENTATIONS AND WARRANTIES.                       48
       4.1.1      Subsidiaries.                                             48
       4.1.2      Good Standing.                                            48
       4.1.3      Good Standing - Limited Liability Company.                48
       4.1.4      Power and Authority.                                      49
       4.1.5      Binding Agreements.                                       49
       4.1.6      No Conflicts.                                             49
       4.1.7      No Defaults, Violations.                                  50
       4.1.8      Compliance with Laws.                                     50
       4.1.9      Margin Stock.                                             50
       4.1.10     Investment Company Act; Margin Securities.                50
       4.1.11     Litigation.                                               51
       4.1.12     Financial Condition.                                      51
       4.1.13     Full Disclosure.                                          51
       4.1.14     Indebtedness for Borrowed Money.                          52
       4.1.15     Offering.                                                 52
       4.1.16     Taxes.                                                    52
       4.1.17     ERISA.                                                    52
       4.1.18     Title to Properties.                                      53
       4.1.19     Capital Expenditure Loan Equipment.                       53
       4.1.20     Patents, Trademarks, Etc.                                 53
       4.1.21     Employee Relations.                                       53
       4.1.22     Presence of Hazardous Materials or Hazardous
                   Materials Contamination.                                 54
       4.1.23     Perfection and Priority of Collateral.                    54
       4.1.24     Places of Business and Location of Collateral.            54
       4.1.25     Business Names and Addresses.                             55
       4.1.26     Inventory.                                                55
       4.1.27     Accounts.                                                 55
       4.1.28     Compliance with Eligibility Standards.                    56
SECTION 4.2           SURVIVAL; UPDATES OF REPRESENTATIONS AND WARRANTIES.  56

ARTICLE V CONDITIONS PRECEDENT                                              56

SECTION 5.1           CONDITIONS TO THE INITIAL ADVANCE AND INITIAL
                       LETTER OF CREDIT.                                    56
       5.1.1      Organizational Documents - Corporate Borrowers.           57
       5.1.2      Organizational Documents - Monsey Arizona.                57
       5.1.3      Opinion of Borrower's Counsel.                            58
       5.1.4      Consents, Licenses, Approvals, Etc.                       58
       5.1.5      Notes.                                                    59
       5.1.6      Financing Documents and Collateral.                       59
       5.1.7      Other Financing Documents.                                59
       5.1.8      Other Documents, Etc.                                     59
       5.1.9      Payment of Fees.                                          59
       5.1.10     Collateral Disclosure List.                               59
       5.1.11     Recordings and Filings.                                   59
       5.1.12     Insurance Certificate.                                    60
       5.1.13     Field Examination.                                        60


ii



       5.1.14     Offering.                                                 60
       5.1.15     Life Insurance.                                           60
SECTION 5.2           CONDITIONS TO ALL EXTENSIONS OF CREDIT.               60
       5.2.1      Compliance.                                               60
       5.2.2      Borrowing Base.                                           60
       5.2.3      Default.                                                  61
       5.2.4      Representations and Warranties.                           61
       5.2.5      Adverse Change.                                           61
       5.2.6      Legal Matters.                                            61

ARTICLE VI COVENANTS OF THE BORROWER                                        61

SECTION 6.1           AFFIRMATIVE COVENANTS.                                61
       6.1.1      Financial Statements.                                     61
       6.1.2      Reports to SEC and to Stockholders.                       64
       6.1.3      Recordkeeping, Rights of Inspection, Field Examination,
                   Etc.                                                     64
       6.1.4      Existence.                                                65
       6.1.5      Compliance with Laws.                                     65
       6.1.6      Preservation of Properties.                               65
       6.1.7      Line of Business.                                         66
       6.1.8      Insurance.                                                66
       6.1.9      Taxes.                                                    67
       6.1.10     ERISA.                                                    67
       6.1.11     Notification of Events of Default and Adverse
                   Developments.                                            67
       6.1.12     Hazardous Materials; Contamination.                       68
       6.1.13     Disclosure of Significant Transactions.                   69
       6.1.14     Life Insurance Policies.                                  69
       6.1.15     Financial Covenants.                                      69
       6.1.16     Collection of Accounts.                                   69
       6.1.17     Assignments of Accounts.                                  70
       6.1.18     Government Accounts.                                      70
       6.1.19     Notice of Returned Goods, etc.                            70
       6.1.20     Equipment.                                                71
       6.1.21     Inventory.                                                71
       6.1.22     Maintenance of the Collateral.                            72
       6.1.23     Defense of Title and Further Assurances.                  72
       6.1.24     Business Names; Locations.                                73
       6.1.25     Subsequent Opinion of Counsel as to Recording
                   Requirements.                                            73
       6.1.26     Use of Premises and Equipment.                            73
       6.1.27     Protection of Collateral.                                 73
SECTION 6.2           NEGATIVE COVENANTS.                                   74
       6.2.1      Capital Structure, Merger, Acquisition or Sale of
                   Assets.                                                  74
       6.2.2      Subsidiaries.                                             74
       6.2.3      Issuance of Stock.                                        75
       6.2.4      Purchase or Redemption of Securities,
                   Dividend Restrictions.                                   75
       6.2.5      Indebtedness.                                             75
       6.2.6      Investments, Loans and Other Transactions.                76
       6.2.7      Operating Lease Obligations.                              76
       6.2.8      Capital Expenditures.                                     76
       6.2.9      Stock of Subsidiaries.                                    76
       6.2.10     Subordinated Indebtedness.                                77
       6.2.11     Liens; Confessed Judgment.                                77
       6.2.12     Transactions with Affiliates.                             77
       6.2.13     Other Businesses.                                         78
       6.2.14     ERISA Compliance.                                         78
       6.2.15     Prohibition on Hazardous Materials.                       78


iii



       6.2.16     Method of Accounting; Fiscal Year.                        78
       6.2.17     Compensation.                                             78
       6.2.18     Transfer of Collateral.                                   79
       6.2.19     Sale and Leaseback.                                       79
       6.2.20     Disposition of Collateral.                                79

ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES                                 79

SECTION 7.1           EVENTS OF DEFAULT.                                    79
       7.1.1      Failure to Pay.                                           79
       7.1.2      Breach of Representations and Warranties.                 79
       7.1.3      Failure to Comply with Covenants.                         80
       7.1.4      Default Under Other Financing Documents or Obligations.   80
       7.1.5      Receiver; Bankruptcy.                                     80
       7.1.6      Involuntary Bankruptcy, etc.                              80
       7.1.7      Judgment.                                                 81
       7.1.8      Execution; Attachment.                                    81
       7.1.9      Default Under Other Borrowings.                           81
       7.1.10     Challenge to Agreements.                                  81
       7.1.11     Material Adverse Change.                                  82
       7.1.12     Change in Ownership.                                      82
       7.1.13     Liquidation, Termination, Dissolution, Change in
                   Management, etc.                                         82
SECTION 7.2           REMEDIES.                                             82
       7.2.1      Acceleration.                                             82
       7.2.2      Further Advances.                                         82
       7.2.3      Uniform Commercial Code.                                  83
       7.2.4      Specific Rights With Regard to Collateral.                84
       7.2.5      Application of Proceeds.                                  85
       7.2.6      Performance by Lender.                                    85
       7.2.7      Other Remedies.                                           85

ARTICLE VIII MISCELLANEOUS                                                  86

SECTION 8.1           NOTICES.                                              86
SECTION 8.2           AMENDMENTS; WAIVERS.                                  87
SECTION 8.3           CUMULATIVE REMEDIES.                                  87
SECTION 8.4           SEVERABILITY.                                         88
SECTION 8.5           ASSIGNMENTS BY LENDER.                                89
SECTION 8.6           SUCCESSORS AND ASSIGNS.                               89
SECTION 8.7           CONTINUING AGREEMENTS.                                89
SECTION 8.8           ENFORCEMENT COSTS.                                    90
SECTION 8.9           APPLICABLE LAW; JURISDICTION.                         90
SECTION 8.10          DUPLICATE ORIGINALS AND COUNTERPARTS.                 91
SECTION 8.11          HEADINGS.                                             91
SECTION 8.12          NO AGENCY.                                            91
SECTION 8.13          DATE OF PAYMENT.                                      91
SECTION 8.14          ENTIRE AGREEMENT.                                     92
SECTION 8.15          WAIVER OF TRIAL BY JURY.                              92
SECTION 8.16          LIABILITY OF THE LENDER.                              92

                                 AMENDED AND RESTATED
                           FINANCING AND SECURITY AGREEMENT

     THIS AMENDED AND RESTATED FINANCING AND SECURITY AGREEMENT (this "Agreement") is made this 22nd day of April, 1998, by and between HENRY COMPANY, a corporation organized under the laws of the State of California (the "Company"), and MONSEY PRODUCTS CO., a corporation organized under the laws of the State of Pennsylvania ("Monsey Products"), KIMBERTON ENTERPRISES, INC., a corporation organized under the laws of Delaware ("Kimberton"), MONSEY PRODUCTS OF ARIZONA LLC, a limited liability company organized under the laws of the State of Arizona ("Monsey Arizona") (each of the Company, Monsey Products, Kimberton, and Monsey Arizona, a "Borrower" and collectively the "Borrowers") and NATIONSBANK, N.A., a national banking association (the "Lender").

                                       RECITALS

     A. The Company and the Lender are parties to a Financing and Security Agreement dated December 20, 1996 (the "Original Financing Agreement"). Under the Original Financing Agreement, the Lender provided credit facilities consisting of a revolving credit facility in the maximum principal amount of $10,000,000, a capital expenditure facility in the maximum principal amount of $4,000,000, and a term facility in the maximum principal amount of $1,000,000.

     B. In connection with the sale of senior debt, the Company has requested that the Lender agree to recast the credit facilities to consist of a revolving credit facility in the maximum principal amount of $25,000,000, including a letter of credit facility in the amount of $3,000,000, and a capital expenditure facility in the maximum principal amount of $10,000,000 to be used by the Borrowers for the Permitted Uses described in this Agreement. The Company has also requested that the Lender secure the recast credit facilities with the "Accounts," Inventory" and the "Capital Expenditure Loan Equipment" as described below, release other Collateral contemplated by the Original Financing Agreement and add the Monsey Bakor Group (as that term is defined below) as a Borrower.

     C. The Lender is willing to make the recast credit facilities available to the Borrowers upon the terms and subject to the conditions set forth in this Agreement.

                                      AGREEMENTS

     NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     Section 1.1    CERTAIN DEFINED TERMS.

     As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

     "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action (whether in tort, equity or otherwise) now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

     "Account Debtor" means any Person who is obligated on an Account and "Account Debtors" mean all Persons who are obligated on the Accounts.

     "Adjusted Net Worth" means for the Company and its Subsidiaries the sum of Net Worth plus deferred warranty revenue, determined on a consolidated basis.

     "Affiliate" means, with respect to any designated Person, any other Person,
(i) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (iii) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

     "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 8.2 of this Agreement.

     "Applicable Interest Rate" means (i) the LIBOR Rate, or (ii) the Base Rate.

     "Applicable Margin" means the applicable rate per annum added, as set forth in Section 2.5.1, to the LIBOR Computation Rate or the Prime Rate.

     "Asset Disposition" means the disposition of any or all of the Assets of any Borrower, whether by sale, lease, transfer or other disposition (including any such disposition effected by way of merger or consolidation) other than the following to the extent made in the ordinary course of business: (a) sales of Inventory, (b) licensing of Patents, Trademarks and/or Copyrights, (c) dispositions of worn, used, surplus or obsolete equipment (other than Capital Expenditure Loan Equipment), and (d) sales, leases, transfers or other dispositions (including any such dispositions effected by way of merger or consolidation) other than those described in clauses (a), (b) and (c) where the fair market value of (or, if greater, the consideration to be paid for) the property involved does not exceed $500,000 in the aggregate for all such sales, leases, transfers or other dispositions in any fiscal year.

     "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated balance sheet of the Borrowers and their Subsidiaries.

     "Assignment of Life Insurance" and "Assignments of Life Insurance as Collateral" mean the collective reference to those certain assignments of life insurance as collateral dated the date hereof from the Borrower for the benefit of the Lender, which Assignments of Life Insurance assign to the Lender all of the right, title and interest of the Company in, and to, the Life Insurance Policies, as those assignments are amended, restated, reissued, supplemented or otherwise modified in writing at any time and from time to time.

     "Assignment of Trademarks" means those certain patent and trademark assignment and security agreements from the Borrowers for the benefit of the Lender, as amended, restated, supplemented or otherwise modified in writing at any time and from time to time, covering such patents and trademarks necessary or beneficial for the Lender to effect a disposition of Collateral.

     "Assistance Agreement" means that certain assistance agreement dated the date hereof by the Borrowers and Warner W. Henry for the benefit of the Lender, as amended, restated, supplemented or otherwise modified in writing at any time and from time to time.

     "Bankruptcy Code" means the United States Bankruptcy Code, as amended from time to time.

     "Base Rate" means the sum of the Prime Rate plus the Applicable Margin.

     "Base Rate Loan" means any Loan for which interest is to be computed with reference to the Base Rate.

     "Borrowing Base" has the meaning described in Section 2.1.3 (Borrowing
Base).

     "Borrowing Base Deficiency" has the meaning described in Section 2.1.3 (Borrowing Base).

     "Borrowing Base Report" has the meaning described in Section 2.1.4 (Borrowing Base Report).

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

     "Capital Expenditure" means an expenditure for Fixed or Capital Assets including, without limitation, the entering into of a Capital Lease.

     "Capital Expenditure Loan" has the meaning described in Section 2.3.1 (Capital Expenditure Facility).

     "Capital Expenditure Commitment Period" means the period of time from the Closing Date to the earlier of April 1, 2003, or the Revolving Credit Termination Date.

     "Capital Expenditure Loan Commitment" means the agreement of the Lender relating to the making of the Capital Expenditure Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

     "Capital Expenditure Loan Committed Amount" has the meaning described in
Section 2.3.1 (Capital Expenditure Facility).

     "Capital Expenditure Loan Equipment" means equipment which is the subject of an advance under the Capital Expenditure Loan and further means with respect to such equipment all chattels, tools, parts, machine tools, furniture, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, chattel paper, instruments and other consideration received by any or all of the Borrowers on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

     "Capital Expenditure Loan Facility" has the meaning described in Section
2.3.1 (Capital Expenditure Facility).

     "Capital Expenditure Note" has the meaning described in Section 2.3.3 (Capital Expenditure Note).

     "Capital Expenditure Loan Optional Prepayment" has the meaning described in
Section 2.3.4 (Optional Prepayments of Capital Expenditure Loan).

     "Capital Lease" means any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet.

     "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender and (c) commercial paper of a domestic issuer rated at least either A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with maturities of six (6) months or less from the date of acquisition.

     "Closing Date" means the Business Day, in any event not later than April 23, 1998, on which the Lender shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to the Initial Advance) have been fulfilled.

     "Collateral" means all property of the Borrowers subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

     "Collateral Account" has the meaning described in Section 2.1.8 (The Collateral Account).

     "Collateral Disclosure List" has the meaning described in Section 3.4 (Collateral Disclosure List).

     "Commitment" means the collective reference to the Revolving Credit Commitment and the Capital Expenditure Loan Commitment.

     "Committed Amount" means the Revolving Credit Committed Amount or the Capital Expenditure Loan Committed Amount, as the case may be, and "Committed Amounts" means collectively the Revolving Credit Committed Amount and the Capital Expenditure Loan Committed Amount.

     "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1 (Financial Statements).

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

     "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of each Borrower's rights, title and interest in and to the following as they relate to the Borrowers (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing,
(b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

     "Credit Facility" means the Revolving Credit Facility, the Capital Expenditure Facility, or the Letter of Credit Facility , as the case may be, and "Credit Facilities" means collectively the Revolving Credit Facility, the Capital Expenditure Facility and the Letter of Credit Facility and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

     "Current Assets" means at any date, the amount which, in accordance with GAAP consistently applied, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries, excluding, however, all amounts due from Affiliates.

     "Current Liabilities" means at any date, the amount which, in accordance with GAAP consistently applied, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries, excluding, however, the principal balance of the Revolving Loan.

     "Current Ratio" means for the date of any determination thereof the ratio of (a) Current Assets to (b) Current Liabilities.

     "Debt Service" means for any period of determination thereof an amount equal to the total of the aggregate amount of all payments of principal and interest with respect to Indebtedness for Borrowed Money of the Company and its Subsidiaries on a consolidated basis scheduled to be due and payable during such period.

     "Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Agreement.

     "Early Termination Fee" has the meaning described in Section 2.1.11 (Early Termination Fee).

     "EBITDA" means as to the Company and its Subsidiaries on a consolidated basis for any period of determination thereof, the sum of (a) net income (or loss) after deduction of interest expenses and taxes for such period, plus (b) interest expense and taxes deducted for such period, plus (c) the aggregate amount of depreciation and amortization expense deducted in determining such net income, all calculated in accordance with GAAP consistently applied.

     "Eligible Foreign Receivable" and "Eligible Foreign Receivables" mean, at any time of determination thereof, the unpaid portion of each account receivable which meets each and every requirement for inclusion in Eligible Receivables other than requirement (n).

     "Eligible Inventory" means the collective reference to all Inventory of each Borrower held for sale in the ordinary course of business, valued at the lowest of (i) net purchase cost or net manufacturing cost, (ii) any ceiling prices which may be established by any applicable Law, or (iii) prevailing market value, excluding, however, any Inventory which consists of:

                         (a)  any goods located outside of the United States,

                         (b) any goods located outside of a state in which the Lender has perfected (beyond any preference period) its security interests by filing in that state, free and clear of all other Liens,

                         (c) except as allowed under requirement (d) or requirement (e), any goods not in the actual possession of a Borrower,

                         (d) any goods in the possession of a bailee, warehouseman, consignee or similar third party, other than a warehouseman (i) who is identified in the Company's Collateral Disclosure List or, after the date of this Agreement, in a notice from a Borrower to the Lender and (ii) (A) from whom the Lender has received a waiver and consent, in form and substance satisfactory to the Lender, to the extent required by the Lender, or (B) (without implying any limitation on the Lender's other rights and remedies) with respect to whose potential claims the Lender has established reserves satisfactory to the Lender,

                         (e) except as provided in Section 6.1.23(a) with respect to leases existing on the date of this Agreement, any goods located on premises leased or rented to a Borrower or otherwise not owned by a Borrower, unless the Lender has received a waiver and consent from the lessor, landlord and/or owner, in form and substance satisfactory to the Lender and from any mortgagee of such lessor, landlord or owner to the extent required by the Lender,

                         (f) any goods the sale or other disposition of which has given rise to a Receivable,

                         (g) any goods which fail to meet all standards and requirements imposed by any applicable Governmental Authority over such goods, their production, storage, use or sale,

                         (h)  work-in-process or supplies,

                         (i) any goods as to which the Lender determines in the exercise of its discretion at any time and in good faith are not in good condition or are defective, unmerchantable, or obsolete, and

                         (j) any goods which are not excluded for reasons addressed by items (a) through (i) above, but which the Lender in the good faith exercise of its discretion has deemed to be ineligible because the Lender otherwise considers the collateral value to the Lender to be impaired or its ability to realize such value to be insecure.

                         (k) In the event of any dispute under the foregoing criteria, as to whether goods are, or have ceased to be, Eligible Inventory, the decision of the Lender in the good faith exercise of its discretion shall control.

     "Eligible Life Insurance Policies" means, at any time of determination thereof, the collective reference to each Life Insurance Policy covered by the Assignments of Life Insurance as Collateral, provided such Life Insurance Policy conforms and continues to conform to the following criteria to the good faith satisfaction of the Lender:

                    (a) the Life Insurance Policy arose in the ordinary course of the Company's business from a bona fide transaction between the Company and the Life Insurance Policy issuer;

                    (b) the Life Insurance Policy is an issued, valid, legally enforceable obligation of the Life Insurance Policy issuer, is in full force and effect and requires no further act on the part of any Person under any circumstances (other than the payment of premiums) to make cash surrender value payable at any time, and the death benefits and other benefits payable as set forth in the Life Insurance Policy, by the Life Insurance Policy issuer;

                    (c) the Life Insurance Policy issuer has not rejected or refused to honor, or otherwise notified the Company or the Lender of any dispute concerning with respect to, the Life Insurance Policy;

                    (d) all premiums have been fully paid when due, without giving effect to and without relying on any grace period;

                    (e) the Life Insurance Policy is not subject to any present or known contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of the issuer including, without limitation, those arising on account of a breach of any express or implied representation or warranty;

                    (f) the Life Insurance Policy issuer is not a Subsidiary or Affiliate of the Company or an employee, officer, director of shareholder of the Company or any Subsidiary or Affiliate of the Company;

                    (g) the Life Insurance Policy issuer is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America;

                    (h) the Life Insurance Policy issuer with respect to such Life Insurance Policy is not insolvent or the subject of any receivership, conservatorship, bankruptcy or insolvency proceedings of any kind or of any other similar proceeding or action, threatened or pending;

                    (i) the Life Insurance Policy issuer is not a Governmental Authority;

                    (j) the Company is not indebted in any manner to the Life Insurance Policy issuer (as creditor, lessor, supplier otherwise), with the exception of premiums which are not past due;

                    (k) the title of the Company to the Life Insurance Policy is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

                    (l) the Company has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the Life Insurance Policy to the Lender as security and collateral for the payment of the Obligations;

                    (m) the Life Insurance Policy does not by its terms nor by operation of applicable Laws, forbid or make void or unenforceable the applicable Assignment of Life Insurance as Collateral;

                    (n) the Life Insurance Policy is subject to the Lien and assignment in favor of the Lender, which Lien and assignment is perfected as to the Life Insurance Policy by the filing of the applicable Assignment of Life Insurance as Collateral with the Life Insurance Policy issuer and constitutes a first priority security interest and Lien and a first assignment;

                    (o) the Life Insurance Policy issuer has acknowledged the applicable Assignment of Life Insurance as Collateral; and

                    (p) any Life Insurance Policy which is not excluded for reasons addressed by items (a) through (o) above, but which the Lender in the good faith exercise of its discretion has deemed to be ineligible because of uncertainty as to the creditworthiness of the Life Insurance Policy issuer or because the Lender otherwise considers the collateral value of such Life Insurance Policy to the Lender to be impaired or its ability to realize such value to be insecure.

In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Life Insurance Policy, the decision of the Lender in the good faith exercise of its discretion shall control.

     "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion of each account receivable (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement) in United States Dollars by a Borrower on account the sale of Inventory or the provision of services solely by a Borrower, provided each account receivable conforms and continues to conform to the following criteria:

                    (a) the account arose in the ordinary course of a Borrower's business from a bona fide outright sale of goods by such Borrower or from services performed by such Borrower;

                    (b) the account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the account payable by the Account Debtor;

                    (c) the account is based upon an enforceable order or contract, written or oral, for goods shipped or for services performed, and the same were shipped or performed in accordance with such order or contract;

                    (d) if the account arises from the sale of goods, the goods the sale of which gave rise to the account have been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

                    (e) if the account arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation;

                    (f) the account is evidenced by an invoice or other documentation in form reasonably acceptable to the Lender, dated no later than the date of shipment or performance and containing only terms normally offered by the Borrower;

                    (g) the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Borrower and no partial payment has been received unless reflected with that delivery;

                    (h) except as set forth in Schedule 1.1, the account is not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than thirty (30) days after the invoice date;

                    (i) the account is not owing by any Account Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor's other accounts (or any portion thereof) due to all of the Borrowers collectively, to be non-Eligible Receivables;

                    (j) the account is not owing by an Account Debtor or a group of affiliated Account Debtors whose then existing accounts owing to the Borrowers exceed in aggregate face amount (i) fifteen percent (15%) (or, only in case of accounts due from Home Depot, twenty-five percent (25%)) of the Borrowers' total Eligible Receivables, provided that this item (j) shall not be used in the computation required by item (i) above;

                    (k) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified any Borrower of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale or furnishing of which the account arose (provided that the account shall be excluded from Eligible Receivables only to the extent the Account Debtor is refusing to pay because of the dispute or claim);

                    (l) the account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged goods or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty (provided that the account shall be excluded from Eligible Receivables only to the extent the Account Debtor is refusing to pay because of those returned, inferior, or damaged goods or unsatisfactory services);

                    (m) the Account Debtor is not a Subsidiary or Affiliate of any Borrower or an employee, officer, director of shareholder or any Borrower or any Subsidiary or Affiliate of any Borrower;

                    (n) the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of the United States of America or Canada;

                    (o) the Account Debtor with respect to such account is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other similar proceeding or action;

                    (p) the Account Debtor is not a Governmental Authority, unless the respective Borrower has complied with Section 6.1.18 with respect to that Account Debtor;

                    (q) no Borrower is indebted in any manner to the Account Debtor (as creditor, lessor, supplier otherwise), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by a Borrower in the ordinary course of its business;

                    (r) the account does not arise from services under or related to any warranty obligation of a Borrower or out of service charges, finance charges or other fees for the time value of money;

                    (s) the account is not evidenced by chattel paper or an instrument of any kind and is not secured by any letter of credit, unless the respective Borrower has assigned the letter of credit to the Lender and the issuer of the letter of credit has acknowledged that assignment;

                    (t) the title of the respective Borrower to the account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

                    (u) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of any Borrower or any other obligor in respect of any such Borrower's agreements with the Account Debtor;

                    (v) the respective Borrower has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the account to the Lender as security and collateral for the payment of the Obligations;

                    (w) the account does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment or grant of a security interest by any Borrower to the Lender of the account arising from such contract or order;

                    (x) the account is subject to a Lien in favor of the Lender, which Lien is perfected (beyond any preference period) as to the account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien;

                    (y) the goods giving rise to the account were not, at the time of the sale thereof, subject to any Lien, except those in favor of the Lender;

                    (z) no part of the account represents a progress billing or a retainage;

                    (aa) the account is not excluded for reasons addressed by items (a) through (z) above, and the Lender in the good faith exercise of its discretion has not deemed the account ineligible because the Lender considers the Account Debtor to be not creditworthy or because the Lender otherwise considers the collateral value of such account to the Lender to be impaired or its ability to realize such value to be impaired.

     In the event of any dispute, under the foregoing criteria, as to whether an account is, or has ceased to be, an Eligible Receivable, the decision of the Lender in the good faith exercise of its discretion shall control.

     "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside and allocated in-house counsel attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) the preparation of this Agreement and each of the other Financing Documents from time to time, (b) the creation or perfection of the Lender's security interests in the Collateral, or the collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, the Obligations, this Agreement or any of the other Financing Documents, including, without limitation, all costs and expenses related to the Lender's determination that the Borrowers meet the requirements of Article 5, and those costs and expenses more specifically enumerated in Section 3.8 (Costs) and/or Section 8.8 (Enforcement Costs), (c) the Lender's customary charges for services, including, by way of example and not limitation, wire transfer charges, and (d) following an Event of Default, the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Financing Documents, and/or the Collateral.

     "Equity" means at any date as to any Borrower and its Subsidiaries the total of capital stock (except treasury stock and net of any note and other receivable received upon the issuance of any shares of capital stock) and contributed capital, as determined in accordance with GAAP consistently applied.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Business Day" means any Business Day on which dealings in United States Dollar deposits are carried out on the London interbank market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in London, England.

     "Eurodollar Lending Office" means with respect to the Lender such branch or office of the Lender designated by the Lender, as applicable, from time to time as the branch or office at which the LIBOR Loans are to be made or maintained.

     "Event of Default" has the meaning described in Section 7.1.

     "Facilities" means the collective reference to the loan, letter of credit, interest rate protection, foreign exchange risk, cash management, and other credit facilities now or hereafter provided to any or all of the Borrowers by the Lender whether under this Agreement or otherwise.

     "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the following: Revolving Credit Unused Line Fees, the Early Termination Fee, the Letter of Credit Fees, the Capital Expenditure Line Activation Fee, the Origination Fee, and Field Examination Fees.

     "Field Examination Fee" and "Field Examination Fees" have the meanings described in Section 2.6.4 (Field Examination Fees).

     "Financing Documents" means at any time collectively this Agreement, the Notes, the Security Documents, the Letter of Credit Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, any of the Security Documents, the Letter of Credit Documents, any of the Facilities, and/or any of the Obligations.

     "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

     "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by any Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

     "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any Borrower or for which any Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by any Borrower, and any other contamination by Hazardous Materials for which any Borrower is, or is claimed to be, responsible.

     "Henry Living Trust" means the Warner Wheeler Henry Revocable Trust Dated December 4, 1982, its successors and assigns.

     "Indebtedness" of a Person means at any date the total liabilities of such Person at such time determined in accordance with GAAP consistently applied.

     "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guarantied or indemnified against by such Person or which are secured by the property of such Person; (f) any obligation of such Person under a employee stock ownership plan or other similar employee benefit plan; (g) any obligation of such Person or a Commonly Controlled Entity to a Multiemployer Plan; and (h) any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any interest rate or currency swap agreements, cap, floor, and collar agreements, currency spot, foreign exchange and forward contracts and other similar agreements and arrangements; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person if required in accordance with GAAP.

     "Indenture" means that certain Indenture dated as of April 22, 1998 (as amended, supplemented or otherwise modified from time to time), between the Company, the Trustee and, as guarantors, Monsey Bakor Group.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

     "Interest Period" means as to any LIBOR Loan, the period commencing on and including the date such LIBOR Loan is made (or on the effective date of the Borrowers' election to convert any Base Rate Loan to a LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which is 30, 60, 90, or 180 days thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such LIBOR Loan and ending on and including the day which is 30, 60, 90, or 180 days thereafter, as selected by the Borrowers in accordance with the provisions of this Agreement; provided, however, that there shall be no day during any Interest Period on which the Lender also computes interest at the Base Rate on the balance of such LIBOR Loan and provided further that:

               (a)  the first day of any Interest Period shall be a   Eurodollar
          Business Day;

               (b) if any Interest Period would end on a day that shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

               (c) no Interest Period shall extend beyond the Revolving Credit Expiration Date.

     "Interest Rate Election Notice" has the meaning described in Section 2.5.2(e).

     "Inventory" means all inventory of the Borrowers and all right, title and interest of the Borrowers in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in a Borrower's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, Copyrights, Trademarks, Patents, warranties, franchises, general intangibles, personal property, rights under or arising out of present or future contracts, or agreements with respect to any or all of the foregoing, including all goods, all claims or causes of action (whether in tort, equity or otherwise), now existing or hereafter, arising in connection with or under any agreement or document or by operation of law or otherwise, and all documents of title or documents relating to the same, and all proceeds (cash and non-cash) of the foregoing.

     "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

     "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

     "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes, insurance, maintenance and similar expenses which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes, insurance, maintenance and similar expenses are payable by sublessees), including rental commitments under Capital Leases.

     "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.4.1 hereof.

     "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by any one or more of the Borrowers in connection with the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

     "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by any one or more of the Borrowers or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

     "Letter of Credit Facility" means the facility established by the Lender pursuant to Section 2.4 (Letter of Credit Facility) of this Agreement.

     "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.4.2 hereof.

     "Letter of Credit Obligations" means the collective reference to all Obligations of any one or more of the Borrowers with respect to the Letters of Credit and the Letter of Credit Agreements.

     "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a consolidated balance sheet of the Borrowers and their respective Subsidiaries.

     "LIBOR Computation Rate" means for any Interest Period with respect to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest next 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) two (2)

Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Computation Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in United States Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. For purposes of this definition, Telerate Page 3750 refers to the British Bankers Association Libor Rates (determined at approximately 11:00 a.m. (London time)) that are published by Dow Jones Telerate, Inc.

     "LIBOR Loan" means any Loan for which interest is to be computed with reference to the LIBOR Rate.

     "LIBOR Rate" means for any Interest Period with respect to any LIBOR Loan,
(i) the Applicable Margin, plus (ii) the per annum rate of interest calculated pursuant to the following formula:

                                Libor Computation Rate
                               -----------------------
                              1.00 - Reserve Percentage

     "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind which attaches to the property of any Borrower, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction and excluding the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

     "Life Insurance Policy" individually and "Life Insurance Policies" collectively mean the life insurance policies described in SCHEDULE 5.1.15 to this Agreement.

     "Loan" means the Revolving Loan or the Capital Expenditure Loan, as the case may be, and "Loans" means the collective reference to the Revolving Loan and the Capital Expenditure Loan.

     "Loan Notice" has the meaning described in Section 2.1.2 (Procedure for Making Advances).

     "Lockbox" has the meaning described in Section 2.1.8 (The Collateral Account).

     "Material Adverse Effect" means, either in any case or in the aggregate, a material adverse change (a) in the business, condition, assets, properties or operations of the applicable Person, (b) in the right or ability of the applicable Person to carry on a substantial portion of its operations as now conducted or proposed to be conducted, or (c) to the value of, or the ability of the Lender to realize upon, the Collateral.

     "Monsey Bakor Group" means the collective reference to Monsey Products, Kimberton, and Monsey Arizona.

     "Monsey Bakor Group Collateral" means the collective reference to the property covered by the grant contained in Section 3.3 (Grant of Liens) by any one or more of the Borrowers included in the Monsey Bakor Group.

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Worth" means as to the Company and its Subsidiaries at any date the excess of (a) the Assets, over (b) the Liabilities, determined on a consolidated basis.

     "Note" means the Revolving Credit Note or the Capital Expenditure Note, as the case may be, and "Notes" means collectively the Revolving Credit Note and the Capital Expenditure Note, and any other promissory note which may from time to time evidence all or any portion of the Obligations.

     "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Note, each Security Document, and/or any of the other Financing Documents, the Loans, and/or any of the Facilities including, without limitation, the principal of, and interest on, each Note, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit obligations; also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers to the Lender of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities.

     "Offering Memorandum" means the Company's Offering Memorandum dated April 15, 1998, pursuant to which the Senior Notes are offered.

     "Offering Transaction" means the sale of the Senior Notes as described in the Offering Memorandum.

     "Origination Fee" has the meaning described in Section 2.6.3 (Origination
Fee).

     "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.4.3 hereof and also includes the Obligations of the Borrowers with respect to any undertaking of the Lender to Bank of America, N.T. & S.A. with respect to letters of credit issued at the request of any or all of the Borrowers.

     "Patents" means and includes, in each case whether now existing or hereafter arising, all of the Borrowers' rights, title and interest in and to the following to the extent they relate to the Borrower (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Estate Planning Transfers" means the collective reference to transfers of any of the Borrowers' common stock which are made to or for the benefit of the families of Warner W. Henry, Frederick H. Muhs, and Joseph T. Mooney, Jr. or trusts or other entities exclusively benefiting such persons.

     "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the good faith exercise of its discretion (i) are being diligently contested in good faith and by appropriate proceedings,
(ii) each Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting that Borrower, and (iii) except for real and personal property Taxes (which the Lender may, in its sole and absolute discretion exercised from time to time, pay pursuant to
Section 7.2.6) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral, provided, however, that the Lender shall be entitled to establish reasonable reserves to against the Borrowing Base to cover any judgment Liens, whether included in this definition or not; (e) Liens (other than a Lien on the Collateral) existing on property of any Borrower on the Closing Date and identified in Schedule 4.1.23;
(f) statutory Liens, or other non-consensual Liens imposed by law, of landlords, carriers, warehousemen, mechanics, and materialmen, created in the ordinary course of business for amounts (i) which are not yet due or (ii) which are being contested in good faith and by appropriate proceedings and with respect to which a

Borrower has given the Lender notice of each instance where the amount contested exceeds $100,000, the respective Borrower maintains adequate reserves and, following the occurrence of an Event of Default, the respective Borrower has made payment not later than five (5) days after the Lender notifies any Borrower to do so provided, however, that the Lender may, in the exercise of its sole and absolute discretion at any time or from time to time, exclude any Inventory affected from Eligible Inventory which the Lender may, in its sole and absolute discretion exercised from time to time, pay pursuant to Section 7.2.6; (g) with respect to any Borrower's real property, zoning restrictions, easements, rights-of-way, licenses, covenants, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the respective Borrower, (h) purchase money security interests on any property acquired or held by a respective Borrower in the ordinary course of business, securing indebtedness incurred or assumed for the purpose of financing all or part of the cost of acquiring such property; provided that such lien attaches solely to the property so acquired and the indebtedness so secured does not exceed 100% of the cost of such property, and that the aggregate principal amount of the indebtedness so secured at any time does not exceed $250,000 and extensions to the maturity thereof or replacements, without increase of principal or rate of interest thereof; and (i) such other Liens, if any, as are set forth on Schedule 4.1.23 attached hereto and made a part hereof and extensions to the maturity thereof or replacements, without increase of principal or rate of interest thereof.

     "Permitted Uses" means (a) with respect to the Capital Expenditure Loan, the purposes set forth in Section 2.3.2, and (c) with respect to the Revolving Loan, the payment of expenses incurred in the ordinary course of each Borrowers' business.

     "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

     "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

     "Post-Default Rate" means (a) with respect to principal balance of the Loans, the Applicable Interest Rate in effect under the respective Notes from time to time, plus two percent (2%) per annum and (b) with respect to all other Obligations, the Base Rate in effect from time to time, plus two and one-quarter percent (2.25%) per annum.

     "Prepayment" means a Revolving Loan Mandatory Prepayment, a Revolving Loan Optional Prepayment or a Capital Expenditure Loan Optional Prepayment, as the case may be, and "Prepayments" mean collectively all Revolving Loan Mandatory Prepayments, all Revolving Loan Optional Prepayments and all Capital Expenditure Loan Optional Prepayments.

     "Prime Rate" means the floating and fluctuating per annum prime commercial lending rate of interest of the Lender, as established and declared by the Lender at any time or from time to time. The Prime Rate shall be adjusted automatically, without notice, effective as of the first day of the month following the date of any such change in such prime commercial lending rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

     "Purchase Investments" means any purchase of the assets of a Person, or the merger (in which a Borrower is the survivor) of a Borrower with a Person, engaged in the United States in the same line of business described in Section 6.1.7, if as a result of such purchase or merger, substantially all of the assets of the Person are acquired by the respective Borrower free and clear of all Liens, other than Permitted Liens, and no Default or Event of Default would result from the purchase or merger.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

     "Reserve Percentage" means, at any time, the then current maximum rate for which reserves (including any basic, supplemental, marginal and emergency reserves) are required to be maintained by member banks of the Federal Reserve System under Regulation D of the Board of Governors of the Federal Reserve System against "Eurocurrency liabilities", as that term is defined in Regulation
D. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

     "Responsible Officer" means the chief executive officer of a Borrower or the president of a Borrower or, with respect to financial matters, the chief financial officer of a Borrower.

     "Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Revolving Loan and advances thereunder subject to and in accordance with the provisions of this Agreement.

     "Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Revolving Credit Termination Date.

     "Revolving Credit Committed Amount" has the meaning described in Section
2.1.1 (Revolving Credit Facility).

     "Revolving Credit Expiration Date" means April 30, 2003, extending automatically for successive periods of one (1) year (but in no event later than April 30, 2008) unless the Lender in the exercise of its sole and absolute discretion has notified the Borrowers, or the Borrowers in the exercise of their sole and absolute discretion have notified the Lender, no later than the February 28th immediately preceding the next scheduled Revolving Credit Expiration Date of their intention to terminate the Revolving Credit Facility as of the next scheduled Revolving Credit Expiration Date.

     "Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (Revolving Credit Facility) of this Agreement.

     "Revolving Credit Note" has the meaning described in Section 2.1.5 (Revolving Credit Note).

     "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Revolving Credit Commitment is terminated pursuant to Section 7.2 or otherwise.

     "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.10 (Revolving Credit Unused Line
Fee).

     "Revolving Loan" has the meaning described in Section 2.1.1 (Revolving Credit Facility).

     "Revolving Loan Account" has the meaning described in Section 2.1.9 (Revolving Loan Account).

     "Revolving Loan Mandatory Prepayment" and "Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments).

     "Revolving Loan Optional Prepayment" and "Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Revolving Loan Optional Prepayment).

     "Security Documents" means collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement, the Assignments of Life Insurance, the Assistance Agreement, and the Assignment of Trademarks.

     "Security Procedures" means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to security procedures and measures relating to electronic funds transfers, all as the same may be amended, restated, supplemented, terminated, or otherwise modified at any time and from time to time as the Lender and/or any Affiliate of the Lender, as applicable, in its or their sole and absolute discretion, deems appropriate to meet then prevailing standards of good banking practice.

     "Senior Notes" means any and all 10% Senior Notes due 2008 to be issued from time to time under the Indenture, in the original principal amount of $85,000,000 and the maximum principal amount of $150,000,000.

     "Senior Notes Documents" means, collectively, the Indenture and the Senior Notes.

     "State" means the State of Maryland.

     "Subordinated Indebtedness" means all Indebtedness incurred at any time by any Borrower, which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

     "Subsidiary" means any corporation or a limited liability company the majority of the voting shares or other voting ownership interests of which at the time are owned directly by a Borrower and/or by one or more Subsidiaries of a Borrower.

     "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), assessed, levied, confirmed or imposed by any Governmental Authority on any Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

     "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Borrowers' rights, title and interest in and to the following as they relate to any Borrower (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

     "Trustee" means U.S. Trust Company of California, N.A., and its successor and assigns as Trustee under the Indenture.

     "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

     "Wholly Owned Subsidiary" means any Subsidiary all the shares of stock of all classes of which (other than directors' qualifying shares) or, if applicable, all of the membership interests at the time are owned directly or indirectly by a Borrower and/or by one or more Wholly Owned Subsidiaries of a Borrower.

     "Wire Transfer Procedures" means the rules, policies and procedures adopted and implemented by the Lender and its Affiliates at any time and from time to time with respect to electronic funds transfers, including, without limitation, the Security Procedures, all as the same may be amended, restated, supplemented, terminated or otherwise modified at any time and from time to time as the Lender and/or any Affiliate of the Lender, as applicable, in its or their sole and absolute discretion, deems appropriate to meet then prevailing standards of good banking practice.

     Section 1.2    ACCOUNTING TERMS AND OTHER DEFINITIONAL PROVISIONS.

     Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as consistently applied to the applicable Person. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Reference in this Agreement and the other Financing Documents to the "Borrower", the "Borrowers", "each Borrower" or otherwise with respect to any one or more of the Borrowers shall mean each and every Borrower and any one or more of the Borrowers, jointly and severally, unless a specific Borrower is expressly identified.

                                      ARTICLE II
                                THE CREDIT FACILITIES

     Section 2.1    THE REVOLVING CREDIT FACILITY.

               2.1.1     REVOLVING CREDIT FACILITY.

               Subject to and upon the provisions of this Agreement, the Lender establishes a revolving credit facility in favor of the Borrowers. The aggregate of all advances under the Revolving Credit Facility are sometimes referred to in this Agreement collectively as the "Revolving Loan".

               The principal amount of Twenty-Five Million Dollars ($25,000,000) is the "Revolving Credit Committed Amount". If at any time the unpaid principal balance of the Revolving Loan exceeds the Revolving Credit Committed Amount in effect from time to time, the Borrowers shall pay such excess to the Lender ON DEMAND.

               During the Revolving Credit Commitment Period, the Lender agrees to make advances under the Revolving Loan requested by any or all of the Borrowers from time to time provided that after giving effect to the Borrowers' request, the outstanding principal balance of the Revolving Loan and of the Outstanding Letter of Credit Obligations would not exceed the lesser of (a) the Revolving Credit Committed Amount, or (b) the then most current Borrowing Base.

               Unless sooner paid, the unpaid Revolving Loan, together with interest accrued and unpaid thereon, and all other Obligations shall be due and payable in full on the Revolving Credit Expiration Date.

               2.1.2 PROCEDURE FOR MAKING ADVANCES UNDER THE REVOLVING LOAN; LENDER PROTECTION LOANS.

               The Borrowers may borrow under the Revolving Credit Commitment on any Business Day. Advances under the Revolving Loan shall be deposited to a demand deposit account of a Borrower with the Lender (or an Affiliate of the Lender) or shall be otherwise applied as directed by any or all of the Borrowers, which direction the Lender may require to be in writing. No later than 1:00 p.m. (Baltimore time) on the date of the requested borrowing, the Borrowers shall give the Lender oral or written notice (a "Loan Notice") of the amount and (if requested by the Lender) the purpose of the requested borrowing. Any oral Loan Notice shall be confirmed in writing by any or all of the Borrowers within three (3) Business Days after the making of the requested Revolving Loan. In addition, each Borrower hereby irrevocably authorizes the Lender at any time and from time to time, without further request from or prior notice to any or all of the Borrowers, to make advances under the Revolving Loan which the Lender, in its sole and absolute discretion, deems necessary or appropriate to cover any amounts due under the Obligations, including, without limitation, advances under the Revolving Loan made to cover principal of, and/or interest on, any Loan when due, any of the Obligations, and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Revolving Loan which the Lender may make hereunder exceeds the Revolving Credit Committed Amount.

               2.1.3     BORROWING BASE.

               As used in this Agreement, the term "Borrowing Base" means at any time, an amount equal to the aggregate of (a) eighty-five percent (85%) of the amount of Eligible Receivables, plus (b) the lesser of (i) seventy-five percent (75%) of the amount of Eligible Foreign Receivables, or (ii) $3,000,000, plus
(c) the lesser of (i) sixty percent (60%) of the amount of Eligible Inventory, or (ii) Fifteen Million Dollars ($15,000,000) , plus (d) ninety-five percent (95%) of the aggregate cash surrender value immediately available to the Lender as assignee of the Eligible Life Insurance Policies.

               The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to, and accepted by, the Lender in its good faith discretion. In the event the Borrower shall fail to furnish a Borrowing Base Report required by
Section 2.1.4 below, or in the event the Lender believes in good faith that a Borrowing Base Report is no longer accurate, the Lender may, in its sole and absolute discretion exercised from time to time and without limiting its other rights and remedies under this Agreement, suspend the making of or limit advances under the Revolving Loan until the Lender receives such a report or revised report. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any account or any Inventory which was included in the Borrowing Base but which the Lender determines fails to meet the respective criteria applicable from time to time for Eligible Receivables, Eligible Foreign Receivables, Eligible Life Insurance Policies or Eligible Inventory.

               If at any time the total of the aggregate principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrower, at the sole and absolute discretion of the Lender exercised from time to time, shall pay the Borrowing Base Deficiency ON DEMAND to the Lender.

               Without implying any limitation on the Lender's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables, Eligible Foreign Receivables, Eligible Life Insurance Policies and for Eligible Inventory contained in the respective definitions of Eligible Receivables, Eligible Foreign Receivables, Eligible Life Insurance Policies and of Eligible Inventory are in part based upon the business operations of any or all of the Borrowers existing on or about the Closing Date and upon information and records furnished to the Lender by the Borrower. If at any time or from time to time hereafter, the business operations of any or all of the Borrowers materially change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its discretion, may at any time and from time to time during the duration of this Agreement change add new criteria. The Lender may communicate such changed or additional criteria to any or all of the Borrowers from time to time either orally or in writing.

               2.1.4     BORROWING BASE REPORT.

               The Borrowers will furnish to the Lender no less frequently than monthly or, if the aggregate outstanding principal amount of the Revolving Loan and the Outstanding Letter of Credit Obligations exceeds the Borrowing Base minus Two Million Five Hundred Thousand Dollars ($2,500,000) ,weekly (provided, however, that the Eligible Inventory component shall be computed based on the most recent monthly Inventory report required by Section 6.1.1(f)(iii)), and at such other times as may be requested by the Lender a report of the Borrowing Base (each a "Borrowing Base Report"; collectively, the "Borrowing Base Reports") in the form required from time to time by the Lender, appropriately completed and duly signed. The Borrowing Base Report shall contain the amount and payments on the Accounts and the Eligible Foreign Receivables, the aggregate cash surrender value immediately available to the Lender as assignee, under the Assignments of Life Insurance as Collateral, of the Eligible Life Insurance Policies, the value of Inventory, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time request. Upon the Lender's request upon the creation of any Receivables or at such other intervals as the Lender may require, the Borrowers will provide the Lender with:
(a) confirmatory assignment schedules; (b) copies of Account Debtor invoices;
(c) evidence of shipment or delivery; and (d) such further schedules, documents and/or information regarding any of the Receivables, the Life Insurance Policies and Inventory as the Lender may reasonably require. The items to be provided under this subsection shall be certified as true and correct by a Responsible Officer (or by any other officers or employees of the Borrowers whom a Responsible Officer from time to time authorizes in writing to do so), and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. The failure of the Borowers to deliver any such items to the Lender shall not affect, terminate, modify, or otherwise limit the Lender's security interests in, and Liens on, the Collateral.

               2.1.5     REVOLVING CREDIT NOTE.

               The obligation of the Borrowers to pay the Revolving Loan, with interest, shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Revolving Credit Note") substantially in the form of EXHIBIT "A-1" attached hereto and made a part hereof, with appropriate insertions. The Revolving Credit Note shall be dated as of the date of this Agreement, shall be payable to the order of the Lender at the times provided in the Revolving Credit Note, and shall be in the principal amount of the Revolving Credit Committed Amount. The Borrowers acknowledge and agree that, if the outstanding principal balance of the Revolving Loan outstanding from time to time exceeds the face amount of the Revolving Credit Note, the excess shall until repaid bear interest at the Base Rate or, if applicable, the Post-Default Rate being charged under the Revolving Loan from time to time and shall be payable, with accrued interest, ON DEMAND. The Revolving Credit Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

               2.1.6     MANDATORY PREPAYMENTS OF REVOLVING LOAN.

               The Borrowers shall make the mandatory prepayments (each a "Revolving Loan Mandatory Prepayment" and collectively, the "Revolving Loan Mandatory Prepayments") of the Revolving Loan at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.3 (Borrowing
Base) of this Agreement in order to cover any Borrowing Base Deficiency.

               2.1.7     OPTIONAL PREPAYMENTS OF REVOLVING LOAN.

               The Borrowers shall have the option, at any time and from time to time, to prepay (each a "Revolving Loan Optional Prepayment" and collectively the "Revolving Loan Optional Prepayments") the Revolving Loan, in whole or in part without premium or penalty.

               2.1.8     THE COLLATERAL ACCOUNT.

               The Borrowers will deposit, or cause to be deposited, all Items of Payment to a bank account designated by the Lender and from which the Lender alone has power of access and withdrawal (the "Collateral Account"). Each deposit shall be made not later than the next Business Day after the date of receipt of the Items of Payment. The Items of Payment shall be deposited in precisely the form received, except for the endorsements of the Borrowers where necessary to permit the collection of any such Items of Payment, the Borrowers hereby agreeing to make such endorsement. In the event the Borrowers shall fail to do so, the Lender is hereby authorized by the Borrowers to make the endorsement in the name of the Borrowers. Prior to such a deposit, the Borrowers will not commingle any Items of Payment with any of the other funds or property of the Borrowers, but will hold them separate and apart in trust and for the account of the Lender.

               In addition, if so directed by the Lender, the Borrowers shall direct the mailing of all Items of Payment from its Account Debtors to a post-office box designated by the Lender, or to such other additional or replacement post-office boxes pursuant to the request of the Lender from time to time (collectively, the "Lockbox"). The Lender shall have unrestricted and exclusive access to the Lockbox.

               The Borrowers hereby authorize the Lender to inspect all Items of Payment, endorse all Items of Payment in the name of any or all of the Borrowers, and deposit Items of Payment in the Collateral Account. The Lender reserves the right, exercised in its sole and absolute discretion from time to time, to provide to the Collateral Account credit prior to final collection of an Item of Payment and to disallow credit for any Item of Payment which is unsatisfactory to the Lender. In the event Items of Payment are returned to the Lender for any reason whatsoever, the Lender may, in the exercise of its discretion from time to time, forward such Items of Payment a second time. Any returned Items of Payment for which credit has been given by the Lender shall be charged back to the Collateral Account, the Revolving Loan Account, or other account, as appropriate.

               The Lender will apply the whole or any part of the collected funds credited to the Collateral Account against the Revolving Loan Account as of each Business Day, provided, however, the Lender shall have the right (a) after an Event of Default, to apply collected funds against any of the Obligations in such order as the Lender may elect in its sole and absolute discretion from time to time, and (b) at any time, to apply collected funds which are not proceeds of accounts or inventory of any or all of the Borrowers
as a Prepayment of any one or more of the Loans.   As part of the Obligations,
an amount equal to the additional interest which would have accrued on the Revolving Loan during the preceding month if collections in the Collateral Account during the month had been received one (1) Business Day subsequent to their actual receipt shall be due and payable by any or all of the Borrowers to the Lender on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date, provided, however, except for the payment due on the Revolving Credit Termination Date, no such payment shall be considered past due unless the

Lender has not covered the payment by an advance under Section 2.1.2 and the payment continues unpaid for one (1) Business Day after the Lender has given written notice of the amount of the payment.

               2.1.9     REVOLVING LOAN ACCOUNT.

               The Lender will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Lender will (a) debit (i) the principal amount of each advance of the Revolving Loan made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loan as and when due, and (iii) any other amounts due and payable by the Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Revolving Loan, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrower to the Lender on account of the Revolving Loan as of the date made including, without limitation, funds credited to the Revolving Loan Account from the Collateral Account. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits. Any and all monthly periodic statements of the Revolving Loan Account furnished by the Lender to the Borrower shall, with respect to the Revolving Loan balance, the computation thereof, and debits and credits to the Revolving Loan Account, shall be final, binding and conclusive upon the Borrower, unless the Lender receives specific written objection thereto from the Borrower within sixty (60) Business Days after such statement or reconciliation shall have been sent by the Lender.

               2.1.10    REVOLVING CREDIT UNUSED LINE FEE.

               The Borrowers shall pay to the Lender a monthly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to one-quarter percent (1/4%) per annum of the average daily unused and undisbursed portion of the Revolving Credit Committed Amount in effect from time to time accruing during each month. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be due and payable by any or all of the Borrowers to the Lender on the first day of each month, commencing on the first such date following the date hereof, and on the Revolving Credit Termination Date, provided, however, except for the payment due on the Revolving Credit Termination Date, no such payment shall be considered past due unless the Lender has not covered the payment by an advance under Section 2.1.2 and the payment continues unpaid for one (1) Business Day after the Lender has given written notice of the amount of the payment.

               2.1.11    EARLY TERMINATION FEE.

               In the event of the termination by, or on behalf of, the Borrowers, of the Revolving Credit Commitment, the Borrowers shall pay a fee (the "Early Termination Fee") equal to following amount at the following times:


               Period                               Early Termination Fee

               Closing Date, through and
               including, April 30, 1999                    $100,000

               May 1, 1999, through and
               including, April 30, 2000                    $ 75,000

               Thereafter until 30 days preceding
               the Revolving Credit Expiration Date         $ 50,000

               Payment of the Revolving Loan in whole or in part by or on behalf of the Borrower, by court order or otherwise, following and as a result of the institution of any bankruptcy proceeding by or against any Borrower, shall be deemed to be a prepayment of the Revolving Loan subject to the Early Termination Fee provided in this subsection.

               Notwithstanding the foregoing, an Early Termination Fee shall not be due if the termination of the Revolving Credit Commitments and repayment of the Revolving Credit Facility are made solely as a result of (a) a replacement credit facility extended by the Lender and/or its Affiliates to the Borrowers, which generates sufficient proceeds and is in fact used to repay all Obligations (including all Letter of Credit Obligations) in full and, if, in connection with such repayment of all Obligations (including all Letter of Credit Obligations) are terminated and/or released, or (b) a simultaneous public or private offering of the Company's equity securities with net cash proceeds to the Borrowers of $25,000,000 or more.

               The Lender acknowledges and agrees that no "Early Termination Fee" (as that term is defined in the Original Financing Agreement) is due and the same is hereby waived.

               2.1.12    REQUIRED AVAILABILITY UNDER THE REVOLVING CREDIT
                         FACILITY.

               On the Closing Date, the aggregate outstanding principal amount of the Revolving Loan and Outstanding Letter of Credit Obligations shall not exceed an amount equal to the lesser of (i) the Revolving Credit Committed Amount, or (ii) the Borrowing Base minus the sum of (A) the amount of the Permitted Uses of the Revolving Loan required to be made on the Closing Date, the amount of the costs relating to the closing of this Agreement and the Offering Transaction (including, without limitation, applicable Fees, recording costs, recording taxes, and the fees and expenses of the Borrowers' and the Lender's professionals), and (B) the amount of Three Million Dollars ($3,000,000), provided that the Lender shall also be satisfied on the Closing Date that each Borrower is continuing to pay its trade payables in accordance with past practices.

                    (a) The Borrower shall not at any time permit the aggregate outstanding principal amount of the Revolving Loan and the Outstanding Letter of Credit Obligations to exceed an amount equal to the lesser of (i) the Revolving Credit Committed Amount, or (ii) the Borrowing Base minus One Million Dollars ($1,000,000).

                    (b) The Borrowers shall make a Revolving Loan Mandatory Prepayment pursuant to the provisions of Section 2.1.6 to the extent necessary to achieve compliance with this Section.

               2.1.13    RIGHT OF LENDER TO DEMAND PAYMENT AND TERMINATE
                    REVOLVING CREDIT FACILITY.

               Notwithstanding any of the provisions of this Agreement, the Revolving Credit Note or any of the other Financing Documents, following an Event of Default, the Lender may at any time, in its sole and absolute discretion, demand payment of the Revolving Loan in whole or in part and/or terminate, suspend or limit the Revolving Credit Commitment. Upon termination of the Revolving Credit Facility, the outstanding principal balance under the Revolving Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable, and the Lender shall not make any further advances under the Revolving Loan, unless it elects to do so in the exercise of its sole and absolute discretion.

     Section 2.2    THE CAPITAL EXPENDITURE FACILITY.

               2.2.1     CAPITAL EXPENDITURE FACILITY.

               Subject to and upon the provisions of this Agreement, the Lender establishes a credit facility in favor of any or all of the Borrowers which may be used by any or all of the Borrowers to purchase Fixed or Capital Assets (the "Capital Expenditure Facility"). The aggregate of all advances under the Capital Expenditure Facility are sometimes referred to in this Agreement collectively as the "Capital Expenditure Loan."

               The principal amount of Ten Million Dollars ($10,000,000) is the "Capital Expenditure Loan Committed Amount."

               During the Capital Expenditure Commitment Period, the Lender agrees to make advances under the Capital Expenditure Credit Facility requested by any or all of the Borrowers from time to time provided that after giving effect to any or all of the Borrowers' request, the outstanding principal balance of the Capital Expenditure Loan would not exceed the Capital Expenditure Loan Committed Amount.

         2.2.2 PROCEDURE FOR MAKING ADVANCES UNDER THE CAPITAL EXPENDITURE FACILITY.

               The proceeds of the Capital Expenditure Loan shall be used solely by any or all of the Borrowers to purchase Fixed or Capital Assets.

                    (a) The amount of each advance shall not exceed eighty percent (80%) of the cost (excluding transportation, taxes, delivery, installation, site preparation and other similar costs) of the Fixed or Capital Assets to be purchased.

                    (b) No later three (3) Business Days prior to the date of the proposed advance under the Capital Expenditure Facility, a Responsible Officer shall provide the Lender with a written request for the advance (which may not be less than $25,000) which shall contain the proposed date (which shall be a Business Day) for the advance, and a written certification from a Responsible Officer of a Borrower as to the use of the proceeds of the requested advance. Advances under the Capital Expenditure Loan shall be deposited to a Borrower's demand deposit account with the Lender or shall be otherwise applied as directed by any or all of the Borrowers, which direction the Lender may require to be in writing.

               2.2.3     CAPITAL EXPENDITURE NOTE.

               The obligation of the Borrowers to repay the Capital Expenditure Loan with interest shall be evidenced by a promissory note (as from time to time extended, amended, restated, supplemented or otherwise modified, the "Capital Expenditure Note") substantially in the form of EXHIBIT "A-2" attached hereto and made a part hereof, with appropriate insertions.

                    (a) The Capital Expenditure Note shall be dated as of the date of this Agreement, shall be payable to the order of the Lender, shall be in the principal amount of the Capital Expenditure Committed Amount, shall provide for payment of interest at the rate, time and manner provided in this Agreement, shall provide for quarterly installments of principal, (i) which, commencing June 1, 2000, and continuing on the first day of each June, September, December and March thereafter to maturity, are in the amount of five percent (5%) of the outstanding principal balance of the Capital Expenditure Note outstanding on May 31, 2000, and (ii) which, commencing September 1, 2000, shall increase quarterly on the first day of each December, March, June and September, thereafter to maturity, by an amount equal to five percent (5%) of the aggregate advances made under the Capital Expenditure Loan during the immediately preceding three (3) month period, and shall mature on the earlier of April 30, 2003, or the Revolving Credit Termination Date. The Capital Expenditure Note shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such Obligations or the continuing contractual relationship of the parties hereto in accordance with the provisions of this Agreement.

               2.2.4     OPTIONAL PREPAYMENTS OF CAPITAL EXPENDITURE LOAN.

               The Borrowers may, at their option, at any time and from time to time prepay (each a "Capital Expenditure Loan Optional Prepayment" and collectively the "Capital Expenditure Loan Optional Prepayments") the Capital Expenditure Loan, in whole or in part without premium or penalty, upon five (5) Business Days prior written notice, specifying the date and amount of
prepayment.   The amount to be so prepaid, together with interest accrued thereon to date of prepayment if the amount is intended as a prepayment of the Capital Expenditure Loan in whole, shall be paid by the Borrowers to the Lender on the date specified for such prepayment. Partial Capital Expenditure Loan Optional Prepayments shall be in an amount not less than the aggregate amount of the next principal installment under the Capital Expenditure Note and shall be applied first to all accrued and unpaid interest on the principal of the Capital Expenditure Note, then to the principal against the balloon payment due at maturity, if any, and then to principal against the principal installments in the inverse order of their maturity.

               2.2.5     ACTIVATION FEE.

               The Borrower shall pay to the Lender on or before the date of each advance under the Capital Expenditure Line a fee (the "Capital Expenditure Line Activation Fee") in the amount of one-quarters percent (1/4%) of the amount advanced, provided, however, that the aggregate amount of the Capital Expenditure Line Activation Fees paid hereunder shall not exceed Twenty-five Thousand Dollars ($25,000).

     Section 2.3    THE LETTER OF CREDIT FACILITY.

               2.3.1     LETTERS OF CREDIT.

               Subject to and upon the provisions of this Agreement, and as a part of the Revolving Credit Commitment, the Borrowers may, upon the prior approval of the Lender, obtain standby letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the Revolving Credit Termination Date. No Borrower will be entitled to obtain a Letter of Credit hereunder unless (a) after giving effect to the request, the outstanding principal balance of the Revolving Loan and of the Letter of Credit Obligations would not exceed the lesser of (i) the Revolving Credit Committed Amount, or
(ii) the most current Borrowing Base and (b) the sum of the aggregate face amount of the then outstanding Letters of Credit (including the face amount of the requested Letter of Credit) does not exceed Three Million Dollars ($3,000,000).

               2.3.2     LETTER OF CREDIT FEES.

               Prior to or simultaneously with the opening of each Letter of Credit, the Borrowers shall pay to the Lender, a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to one percent (1%) per annum of the amount of the Letter of Credit. Such Letter of Credit Fees shall be paid on the first day of each month computed in arrears. In addition, the Borrowers shall pay to the Lender any and all additional issuance, negotiation, processing, transfer or other fees to the extent and as and when required by the provisions of any Letter of Credit Agreement; such additional fees are included in and a part of the "Fees" payable by the Borrowers under the provisions of this Agreement.

               2.3.3     TERMS OF LETTERS OF CREDIT.

               Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement, and (b) expire on a date not later than the Business Day preceding the Revolving Credit Expiration Date; provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the Revolving Credit Termination Date, as of the Business Day preceding the Revolving Credit Termination Date an advance of the Revolving Loan Credit Facility shall be made by the Lender in the face amount of such Letter of Credit (or Letters of Credit) and the proceeds thereof shall be deposited in an account titled in the name of the Lender as trustee for the Borrowers. The proceeds of the trustee account referred to in the immediately preceding sentence shall be held as collateral for the Letter of Credit (or Letters of Credit) and in the event of a draw under the Letter of Credit (or Letters of Credit), used to pay any such draw. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, plus the amount of any unpaid Letter of Credit Fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender, is herein called the "Outstanding Letter of Credit Obligations".

               2.3.4     PROCEDURE FOR LETTERS OF CREDIT.

               The Borrowers shall give the Lender written notice at least three
(3) Business Days prior to the date on which a Letter of Credit is requested to be opened of their request for a Letter of Credit. Such notice shall be accompanied by a duly executed and delivered Letter of Credit Agreement. Upon receipt of the Letter of Credit Agreement and the Letter of Credit Fee, the Lender shall process such Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

     Section 2.4    INTEREST.

               2.4.1     APPLICABLE INTEREST RATES.

               Each Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at either the Base Rate or the LIBOR Rate, as selected and specified by the Borrowers in an Interest Rate Election Notice furnished to the Lender in accordance with the provisions of
Section 2.5.2(e), or as otherwise determined in accordance with the provisions of this Section 2.5, and as may be adjusted from time to time in accordance with the provisions of Section 2.5.3.

                    (a) Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, at the option of the Lender, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

                    (b) For the Revolving Loan, the Applicable Margin for (i) LIBOR Loans shall be 225 basis points per annum, and (ii) Base Rate Loans shall be 0 basis points per annum.

                    (c) For the Capital Expenditure Loan, the Applicable Margin for (i) LIBOR Loans shall be 250 basis points per annum, and (ii) Base Rate Loans shall be 25 basis points per annum.

               2.4.2     SELECTION OF INTEREST RATES.

               The Borrowers may select the initial Applicable Interest Rate or Applicable Interest Rates to be charged on each of the Loans.

                    (a) From time to time after the date of this Agreement as provided in this Section, by a proper and timely Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.5.2(e), the Borrowers may select an initial Applicable Interest Rate or Applicable Interest Rates for any Loan or may convert the Applicable Interest Rate and, when applicable, the Interest Period, for any existing Loan to any other Applicable Interest Rate or, when applicable, any other Interest Period.

                    (b) The Borrowers' selection of an Applicable Interest Rate and/or an Interest Period, the Borrowers' election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

                         (i) the Borrowers shall not at any time select or change to an Interest Period that extends beyond the Revolving Credit Expiration Date in the case of the Revolving Loan or beyond the respective scheduled maturity of the Capital
          Expenditure Loan,

                         (ii) except as otherwise provided in Section 2.5.4, no change from the LIBOR Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Base Rate to the LIBOR Rate shall become effective on a day other than a day which is a Eurodollar Business Day,

                         (iii) any Applicable Interest Rate change for any Loan to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made,

                         (iv) no more than four (4) different LIBOR Rates may be outstanding at any time and from time to time with respect to the Revolving Loan,

                         (v) only two (2) LIBOR Rate may be outstanding at any time and from time to time with respect to the Capital Expenditure Loan,

                         (vi) the first day of each Interest Period shall be a Eurodollar Business Day,

                         (vii) as of the effective date of a selection, there shall not exist a Default or an Event of Default, and

                         (viii) the minimum principal amount of a LIBOR Loan shall be Seven Hundred Fifty Thousand Dollars ($750,000).

                    (c) If a request for an advance under the Loans is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the Borrowers fail or are not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the Borrowers shall be deemed to have selected the Base Rate as the Applicable Interest Rate until such time as the Borrowers have selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

                    (d) The Lender will not be obligated to make Loans, to convert the Applicable Interest Rate on Loans to another Applicable Interest Rate, or to change Interest Periods, unless the Lender shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the Borrowers specifying the following information:

                         (i)   the amount to be borrowed or converted,

                         (i)   a selection of the Base Rate or the LIBOR
          Rate,

                         (ii) the length of the Interest Period if the Applicable Interest Rate selected is the LIBOR Rate, and

                         (iii) the requested date on which such election is to be effective.

               Any telephonic notice must be confirmed in writing within three
(3) Business Days. Each Interest Rate Election Notice must be received by the Lender not later than 1:00 p.m. (Baltimore City time) on the Business Day of any requested borrowing or conversion in the case of a selection of the Base Rate and not later than 1:00 p.m. (Baltimore City time) on the third Business Day before the effective date of any requested borrowing or conversion in the case of a selection of the LIBOR Rate.

               2.4.3     INABILITY TO DETERMINE LIBOR COMPUTATION RATE.

               In the event that (i) the Lender shall have determined that, by reason of circumstances affecting the London interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Computation Rate for any requested Interest Period with respect to a Loan the Borrowers have requested to be made as or to be converted to a LIBOR Loan or
(ii) the Lender shall determine that the LIBOR Computation Rate for any requested Interest Period with respect to a Loan the Borrowers have requested to be made as or to be converted to a LIBOR Loan does not adequately and fairly reflect the cost to the Lender of funding or converting such Loan, the Lender shall give telephonic or written notice of such determination to the Borrowers at least one (1) day prior to the proposed date for funding or converting such Loan, provided that Lender's NationsBank Business Credit operation has determined to give such notice to its Borrowers generally. If such notice is given, any request for a LIBOR Loan shall be made as or converted to a Base Rate Loan. Until such notice has been withdrawn by the Lender, the Borrowers will not request that any Loan be made as or converted to a LIBOR Loan. No such notice shall be given by Lender with respect to an Interest Period that has already commenced.

               2.4.4     INDEMNITY.

               The Borrowers agree to indemnify and reimburse the Lender and to hold the Lender harmless from any loss, cost (including administrative costs) or expense which the Lender may sustain or incur as a consequence of (a) a default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loan, (b) the failure of the Borrowers to make, or convert to a LIBOR Rate the Applicable Interest Rate of, a Loan after the Borrowers have given a Loan Notice or an Interest Rate Election Notice, (c) the failure of the Borrowers to make any prepayment of a LIBOR Loan after the Borrowers have given notice of such intention to make such a prepayment, and/or (d) the making by the Borrowers of a prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period for such LIBOR Loan, including, without limitation, any such loss or expense arising from the reemployment of funds obtained by the Lender to maintain any LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained, but in no event shall the charge be less than $500.00.

               2.4.5     PAYMENT OF INTEREST.

               Unpaid and accrued interest on any advance of the Revolving Loan and on any portion of the Capital Expenditure Loan which consists of a Base Rate Loan shall be paid monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, and at maturity (whether by acceleration, declaration, extension or otherwise). Payment on account of interest on the Revolving Loan shall be by debit to the Revolving Loan Account as set forth in Section 2.1.9 (Revolving Loan Account).

                    (a) Notwithstanding the foregoing, any and all unpaid and accrued interest on any Base Rate Loan converted to a LIBOR Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

                    (b) Unpaid and accrued interest on any LIBOR Loan shall be paid on the last Business Day of each Interest Period for such LIBOR Loan and at maturity (whether by acceleration, declaration, extension or otherwise); provided, however that any and all unpaid and accrued interest on any LIBOR Loan prepaid prior to expiration of the then current Interest Period for such LIBOR Loan shall be paid immediately upon prepayment. Payment on account of interest on the Revolving Loan shall be by debit to the Revolving Loan Account as set forth in Section 2.1.9 (Revolving Loan Account).

     Section 2.5    GENERAL FINANCING PROVISIONS.

               2.5.1     BORROWERS' REPRESENTATIVES.

               The Borrowers hereby represent and warrant to the Lender that each of them will derive benefits, directly and indirectly, from each Letter of Credit and from each Loan, both in their separate capacity and as a member of the integrated group to which each of the Borrowers belong and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by the Borrowers individually, and (b) the Borrowers' additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Borrowers of the financing. The Borrowers in the discretion of their respective managements are to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of Loans, provided, however, that the Borrowers shall be deemed to have represented and warranted to the Lender at the time of allocation that each benefit and use of proceeds is a Permitted Use.

               For administrative convenience, each Borrower hereby irrevocably appoints the Company as the Borrower's attorney-in-fact, with power of substitution (with the prior written consent of the Lender in the exercise of its sole and absolute discretion), in the name of the Company or in the name of the Borrower or otherwise to take any and all actions with respect to the this Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as the Company may so elect from time to time, including, without limitation, actions to (i) request advances under the Loans, apply for and direct the benefits of Letters of Credits, and direct the Lender to disburse or credit the proceeds of any Loan directly to an account of the Company, any one or more of the Borrowers or otherwise, which direction shall evidence the making of such Loan and shall constitute the acknowledgement by each of the Borrowers of the receipt of the proceeds of such Loan or the benefit of such Letter of Credit, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any additional Borrower joinder supplement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of the Borrower or in the name of the Company. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Lender, and may be exercised from time to time through the Company's duly authorized officer, officers or other Person or Persons designated by the Company to act from time to time on behalf of the Company.

               Each of the Borrowers hereby irrevocably authorizes the Lender to make Loans to any one or more all of the Borrowers, and hereby irrevocably authorizes the Lender to issue or cause to be issued Letters of Credit for the account of any or all of the Borrowers, pursuant to the provisions of this Agreement upon the written, oral or telephone request any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Borrowers on file with the Lender and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the Company under the provisions of the most recent certificate of corporate resolutions and/or incumbency for the Company on file with the Lender.

               The Lender does not assume any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Borrowers or the Lender in connection with the Credit Facilities, any Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement. Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Borrowers may create reasonable inter-company indebtedness between or among the Borrowers with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. The Borrowers agree among themselves, and the Lender consents to that agreement, that each Borrower shall have rights of contribution from all of the other Borrowers to the extent such Borrower incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by the Borrowers to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. The Borrowers agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Borrower hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

               2.5.2     USE OF PROCEEDS OF THE LOANS.

               The proceeds of each advance under the Loans shall be used by the Borrowers for Permitted Uses, and for no other purposes except as may otherwise be agreed by the Lender in writing. The Borrowers shall use the proceeds of the Loans promptly.

               2.5.3     ORIGINATION FEE.

               The Borrowers shall pay to the Lender on or before the Closing Date a loan origination fee (the "Origination Fee") in the amount of Seventy-five Thousand Dollars ($75,000), which fee has been fully earned and is non-refundable.

               2.5.4     FIELD EXAMINATION FEES.

               The Borrowers shall pay to the Lender a field examination fee (collectively, the "Field Examination Fees" and individually a "Field Examination Fee") in the amount of $5,000 for each field examination of the Lender provided that, prior to an Event of Default the Field Examination Fees
(a) shall not exceed $15,000 in any fiscal year and (b) shall be used by the Lender to cover its expenses with respect to field examinations except as expressly permitted by Section 6.1.3(c).

               2.5.5     COMPUTATION OF INTEREST AND FEES.

               All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

               2.5.6     PAYMENTS.

               All payments of the Obligations, including, without limitation, principal, interest, Prepayments, and Fees, shall be paid by the Borrowers without setoff, recoupment or counterclaim to the Lender in immediately available funds not later than 2:00 p.m., Baltimore, Maryland time on the due date of such payment. All such payments shall be made to the Lender's principal office in Baltimore, Maryland or at such other location as the Lender may at any time and from time to time notify the Borrowers. Alternatively, at its sole discretion, the Lender may charge any deposit account of any or all of the Borrowers at the Lender or any Affiliate of the Lender with all or any part of any amount due to the Lender under this Agreement or any of the other Financing Documents to the extent that the Borrowers shall have not otherwise tendered timely payment to the Lender. All payments shall be applied first to any unpaid Fees, second to any and all accrued and unpaid late charges and Enforcement Costs, third to any and all accrued and unpaid interest on the Obligations, and then to the then unpaid principal balance of the Obligations, all in such order and manner as set forth in this Agreement.

               2.5.7     LIENS; SETOFF.

               The Borrowers hereby grants to the Lender as additional collateral and security for all of the Obligations, a continuing Lien on any and all monies, securities, and other personal property of the Borrowers and any and all proceeds thereof, now or hereafter held (except as provided in the last sentence of Section 2.5.10 hereof) or received by, or in transit to, the Lender or any Affiliate of the Lender from, or for the account of, the Borrowers, and also upon any and all depository accounts (whether general or special) and credits of the Borrowers, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any depository accounts held by the Borrowers in their capacity as trustee for Persons who are not Affiliates of the Borrowers. Without implying any limitation on any other rights the Lender may have under the Financing Documents or applicable Laws, during the continuance of an Event of Default, the Lender is hereby authorized by the Borrowers at any time and from time to time at the Lender's option, without notice to, or consent of, the Borrowers, to set off, appropriate, seize, freeze and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

               2.5.8     REQUIREMENTS OF LAW.

               In the event that the Lender shall have determined in good faith that after the Closing Date (a) the adoption of any Laws regarding capital adequacy, or (b) any change in such Laws or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority or central bank, does or shall have the effect of reducing the rate of return on the capital of the Lender or such controlling corporation as a consequence of the Lender's obligations under this Agreement to a level below that which the Lender or such corporation would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and its controlling corporation with respect to capital adequacy) by an amount deemed by the Lender, in its discretion, to be material, then from time to time, after submission by the Lender to the Borrowers of a written request therefor, a statement that the Lender's NationsBank Business Credit operation is making similar requests of its customers generally, and a statement of the basis for the Lender's determination, the Borrowers shall pay to the Lender ON DEMAND such additional amount or amounts in order to compensate the Lender or its controlling corporation for any such reduction; provided, however, if the additional compensation would exceed one-half of one percent (1/2%) per annum of the Revolving Credit Committed Amount, the Borrower may, for a period of ninety (90) days after notice to the Borrower, prepay all of the Obligations and terminate the Commitments without payment of the Early Termination Fee, but only if the Borrowers have within thirty (30) days following receipt of such notice, notified the Lender of the Borrowers' intention to do so.

               2.5.9     FUNDS TRANSFER SERVICES.

                    (a) The Borrowers have requested that the Lender and its Affiliates make available to the Borrowers electronic funds transfer services and related security measures in connection with the Obligations. A copy of the Lender's current Wire Transfer Procedures, including the Security Procedures, is attached to this Agreement as EXHIBIT B. The Borrowers acknowledge and agree that all electronic funds transfers made by the Lender or any Affiliate of the Lender to, or for the account of, the Borrowers shall be governed by, and subject to, the Wire Transfer Procedures and the Security Procedures in effect from time to time. The Borrowers and the Lender agree that the current Wire Transfer Procedures and the Security Procedures are commercially reasonable.
The Borrowers further acknowledge and agree, however, that the full scope of the Security Procedures which the Lender and its Affiliates offer and strongly recommend for electronic funds transfers is available only if the Borrowers communicate directly with the Lender or its Affiliate, as applicable, in accordance with and as required by the Wire Transfer Procedures and the Security Procedures. If the Borrowers attempt to communicate with the Lender or any Affiliate of the Lender by any other method or otherwise does not communicate with the Lender and/or its Affiliate, as appropriate, in accordance with the Wire Transfer Procedures and the Security Procedures, the Lender and/or its Affiliate, as applicable, shall not be required to execute the instructions of the Borrowers, but if the Lender or such Affiliate, as applicable, does so, the Borrowers will be deemed to have refused and waived the Security Procedures that the Lender or its Affiliate, as applicable, offers and strongly recommends, and the Borrowers will be bound by any funds transfer, whether or not authorized, which is issued in any Borrower's name and accepted by the Lender or any Affiliate, as applicable, in good faith. The Lender or its Affiliate, as applicable, may modify the Wire Transfer Procedures ncluding, without limitation, the Security Procedures at such time or times and in such manner as the Lender and/or any Affiliate of the Lender, as applicable, in its or their sole and absolute discretion, deems appropriate to meet then prevailing standards of good banking practice. The Lender shall notify the Borrowers of any material change or modification to the Wire Transfer Procedures and/or the Security Procedures. By continuing to use the wire transfer services of the Lender and/or any Affiliate of the Lender following notice to the Borrowers of any such change or modification to the Wire Transfer Procedures and/or the Security Procedures, the Borrowers shall be deemed automatically to have agreed to the Wire Transfer Procedures and the Security Procedures, as changed and/or modified and to have further agreed that the Wire Transfer Procedures and the Security Procedures, as changed and/or modified, are likewise commercially reasonable. The Borrowers further agree to establish and maintain procedures to safeguard the Security Procedures and any information related thereto. Neither the Lender or any Affiliate of the Lender is responsible for detecting any error in any payment order sent by any Borrower to the Lender or any Affiliate of the Lender.

                    (b) The Lender and its Affiliates, as applicable, will generally use the Fedwire funds transfer system for domestic funds transfers, and the funds transfer system operated by the Society for Worldwide International Financial Telecommunication (SWIFT) for international funds transfers. International funds transfers may also be initiated through the Clearing House InterBank Payment System (CHIPs) or international cable.
However, the Lender
and/or its Affiliates, as applicable, may use any means and routes that the Lender or any such Affiliate, as applicable, in its sole discretion, may consider suitable for the transmission of funds. Each payment order, or cancellation thereof, carried out through a funds transfer system or a clearinghouse will be governed by all applicable funds transfer system rules and clearinghouse rules and clearing arrangements, whether or not the Lender or any Affiliate, as applicable, is a member of the system, clearinghouse or arrangement and the Borrowers acknowledge that the right of the Lender or any Affiliate, as applicable, to reverse, adjust, stop payment or delay posting of an executed payment order is subject to the Laws, regulations, rules, circulars and arrangements described herein.

               2.5.10    NO NOVATION.

               The Borrowers and the Lender acknowledge and agree that (a) this Agreement amends and restates the Original Financing Agreement, (b) the Obligations outstanding under the Original Financing Agreement have not been extinguished or repaid, continue without interruption, and have not been discharged by this Agreement, (c) the Obligations outstanding under the Original Financing Agreement are part of the Obligations under this Agreement and the respective Credit Facilities under which such Obligations arose under the Original Financing Agreement, as those Credit Facilities have been amended and restated by this Agreement, (d) the obligation of the Borrowers to repay the Obligations outstanding under the Original Financing Agreement are evidenced by the Notes under this Agreement, which Notes replace the Notes under the Original Financing Agreement, and (e) this Agreement and the other Financing Documents are not intended to, and shall not, result in a novation of the Obligations outstanding under the Original Financing Agreement. The Lender acknowledges and agrees that the "Notes" which it received in conjunction with the Original Financing Agreement shall be marked "SUBSTITUTED" and returned to the Company at the time the Notes are executed and delivered pursuant to this Agreement and that the Lender's Liens on that portion of the "Collateral" under the Original Financing Agreement which is not part of the Collateral under this Agreement is hereby released and terminated shall be released by the Lender and the Lender shall execute and deliver all documents evidencing such releases with reasonable promptness hereafter.

                                     ARTICLE III
                                    THE COLLATERAL

     Section 3.1    DEBT AND OBLIGATIONS SECURED.

     All property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.3 (Grant of Liens) below) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, and (b) the performance, compliance with and observance by each Borrower of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations.

     Section 3.2    MONSEY BAKOR GROUP COLLATERAL.

     The Lender and the Borrowers acknowledge that on the date of this Agreement, the Monsey Bakor Group may have failed to provide a perfected security interest in some or all of the Monsey Bakor Group Collateral, and a Collateral Disclosure List with respect to the Monsey Bakor Group. The Lender agrees that such failure shall not constitute a breach of the representations and warranties, conditions of lending or covenants of the Borrowers under this Agreement and that the representations, warranties and covenants with respect to the Collateral Disclosure List shall not apply to the Monsey Bakor Group until the Collateral Disclosure List with respect thereto has been furnished as required by this Section; PROVIDED, HOWEVER:

          (a) Commencing immediately after the Closing Date, the Borrowers shall commence and diligently pursue completion of the Collateral Disclosure List for the Monsey Bakor Group and shall effect such completion no later than May 5, 1998.

          (b) No assets of the Monsey Bakor Group may be included in the computation of Eligible Receivables or Eligible Inventory unless and until the Lender's security interests in those assets have been perfected.

          (c) The Monsey Bakor Group shall take all steps required by the Lender under Section 6.1.23 and, in any event, shall have perfected the Lender's security interests and Liens granted in Section 3.3 and any applicable Assignment of Trademarks on or before June 22, 1998.

     Section 3.3    GRANT OF LIENS.

     Each Borrower hereby assigns, pledges and grants to the Lender, and agrees that the Lender shall have a perfected (except to the limited extent provided in Section 3.2 above) and continuing security interest in, and Lien on,(a) all of the respective Borrower's Accounts, Inventory, and Capital Expenditure Loan Equipment, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and (e) all cash and non-cash proceeds and products of the foregoing.

               The Borrowers further agree that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws.

     Section 3.4    COLLATERAL DISCLOSURE LIST.

     Each of the Borrowers shall deliver to the Lender a list (collectively, the "Collateral Disclosure List") which shall contain such information with respect to the Borrowers' businesses and real and personal property as the Lender may require and shall be certified by a Responsible Officer of the Borrowers, all in the form provided to the Borrowers by the Lender. Promptly after demand by the Lender, the Borrowers shall furnish to the Lender an update of the information contained in the Collateral Disclosure List at any time and from time to time as may be requested by the Lender. The Collateral Disclosure List for the Company shall be provided on or before the Closing Date. The Collateral Disclosure List for the Monsey Bakor Group shall be provided as required by Section 3.2.

     Section 3.5    CERTAIN PERSONAL PROPERTY.

     The Borrowers acknowledge and agree that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien, in form and substance satisfactory to the Lender and its counsel, on all of the Collateral and proceeds thereof of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens. In furtherance of the foregoing:

               3.5.1     CERTAIN POSSESSORY COLLATERAL.

                    (a) On the Closing Date and without implying any limitation on the scope of Section 3.3 (Grant of Liens) above, the Borrowers shall deliver to the Lender all originals of all of the Borrowers' letters of credit, chattel paper, documents of title, securities, instruments and other property which may be perfected by possession and which is included among the Collateral, and, if the Lender so requires, shall execute and deliver to the Lender separate pledges, assignments and security agreements in form and content acceptable to the Lender, which pledges, assignments and security agreements shall assign, pledge and grant a Lien to the Lender on all such letters of credit, chattel paper, documents of title and instruments.

                    (b) In the event that any Borrower shall acquire after the Closing Date any letters of credit, chattel paper, documents of title and instruments included among the Collateral, the Borrower shall promptly so notify the Lender and deliver the originals of all of the foregoing to the Lender promptly and in any event within ten (10) days of each acquisition.

                    (c) All letters of credit, chattel paper, documents of title and instruments included among the Collateral shall be delivered to the Lender endorsed and/or assigned as required by any pledge, assignment and security agreement and/or as the Lender may require and, if applicable, shall be accompanied by notices as the Lender may require.

               3.5.2     ADDITIONAL STEPS TO PERFECT.

               On the Closing Date and without implying any limitation on the scope of Section 3.2 above, each Borrower shall execute and deliver all Financing Documents it is required to execute and take all actions requested by the Lender in order to perfect a first priority assignment of Patents, Copyrights, Trademarks or any other type or kind of intellectual property acquired by any Borrower with respect to the Collateral after the Closing Date.

     Section 3.6    RECORD SEARCHES.

     As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Borrowers pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to the Borrowers and/or any other Person, as appropriate, and the property covered by such Financing Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

     Section 3.7    COSTS.

     The Borrowers agree to pay, as part of the Enforcement Costs (other than Enforcement Costs incurred by the Lender prior to an Event of Default on account of an assignment, participation or transfer under Section 8.5) and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

                    (a) customary fees and expenses incurred in preparing Financing Documents from time to time (including, without limitation, reasonable attorneys' fees incurred in connection with preparing the Financing Documents);

                    (b)  all filing and/or recording taxes or fees;

                    (c)  all title insurance premiums and costs;

                    (d)  all costs of Lien and record searches;

                    (e) reasonable attorneys' fees in connection with all legal opinions required;

                    (f)  appraisal and/or survey costs; and

                    (g)  all related costs, fees and expenses.

     Section 3.8    RELEASE.

     Upon the payment and performance of all Obligations of the Borrowers and all obligations and liabilities of each other Person, other than the Lender, under this Agreement and all other Financing Documents, the termination and/or expiration of the Commitment and Outstanding Letter of Credit Obligations, upon the Borrowers' request and at the Borrowers' sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby.

     Section 3.9    INCONSISTENT PROVISIONS.

     In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

     Section 4.1    REPRESENTATIONS AND WARRANTIES.

     The Borrowers represent and warrant to the Lender, as follows:

               4.1.1     SUBSIDIARIES.

               The Borrowers have no Subsidiaries except that Monsey Products is a Subsidiary of the Company and that Bakor Holdings, Inc., Kimberton and Monsey Arizona are Subsidiaries of Monsey Products. Each of the Subsidiaries is a Wholly Owned Subsidiary. Bakor Holdings, Inc. and each of its Subsidiaries is a corporation organized under the laws of Canada or its provinces.

               4.1.2     GOOD STANDING.

               Each of the corporate Borrowers (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

               4.1.3     GOOD STANDING - LIMITED LIABILITY COMPANY.

               Monsey Arizona (a) is a limited liability company duly organized, and existing under the laws of the state in which it is organized, (b) has the limited liability company power to own its property and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

               4.1.4     POWER AND AUTHORITY.

                    (a) Each corporate Borrower has full corporate power and authority to execute and deliver this Agreement, the other Financing Documents to which it is a party, to make the borrowings under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action.

                    (b) Monsey Arizona has full limited liability company power and authority to execute and deliver this Agreement and the other Financing Documents to which it is a party, to make the borrowings under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary limited liability company action.

                    (c) No consent or approval of shareholders or any creditors of any Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, the other Financing Documents or the performance by the Borrower of the Obligations

               4.1.5     BINDING AGREEMENTS.

               This Agreement and the other Financing Documents executed and delivered by the Borrowers have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrowers and are fully enforceable against each of the Borrowers in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

               4.1.6     NO CONFLICTS.

               Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by any Borrower nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) any corporate Borrower's charter or bylaws or Monsey Arizona's articles of organization or operating agreement, (b) with immaterial exceptions and those exceptions set forth in Schedule 4.1.6, any existing mortgage, indenture, contract or agreement binding on any Borrower or affecting its property, or (c) any Laws, the violation would have a Material Adverse Effect on any Borrower.

               4.1.7     NO DEFAULTS, VIOLATIONS.

                    (a) No Default or Event of Default has occurred and is continuing.

                    (b) Except as previously disclosed to the Lender in writing, none of the Borrowers is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect the loss of which or damages because of which would be materially adverse to the business, operations, property or financial condition of any Borrower, or which would materially adversely affect the ability of the Borrowers taken as a whole to perform its obligations under this Agreement or the other Financing Documents, to which that Borrower is a party.

               4.1.8     COMPLIANCE WITH LAWS.

               None of the Borrowers is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting any Borrower or any of its properties, the violation of which, considered in the aggregate, could materially adversely affect the business, operations or properties of any Borrower and/or their Subsidiaries.

               4.1.9     MARGIN STOCK.

               None of the proceeds of the Loans will be used, directly or indirectly, by any Borrower or any of their Subsidiaries for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

               4.1.10    INVESTMENT COMPANY ACT; MARGIN SECURITIES.

               None of the Borrowers nor any of their Subsidiaries are an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. None of the Borrowers nor any of their Subsidiaries are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G

(12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR
Part 221), of the Board of Governors of the Federal Reserve System.

               4.1.11    LITIGATION.

               Except as otherwise disclosed to the Lender on Schedule 4.1.11 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as each Borrower knows, threatened before or by any court, arbitrator any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of any Borrower, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrowers taken as a whole.

               4.1.12    FINANCIAL CONDITION.

               The financial statements of the Company dated December 31, 1997, and the consolidated financial statements of Monsey Products, respectively, are complete and correct and fairly present the financial position of the applicable Borrowers and their Subsidiaries and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP (except for the absence of normal year end adjustments and accruals) applied on a consistent basis throughout the period involved. There are no liabilities, direct or indirect, fixed or contingent, known to any Borrower as of the date of such financial statements which are required by GAAP to be, but are not, reflected therein or in the notes thereto. There has been no adverse change in the financial condition or operations of any Borrower or its Subsidiaries since the date of such financial statements and to each Borrower's knowledge no such adverse change is pending or threatened. No Borrower nor any Subsidiary has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements and except for the guaranty of the Senior Notes by the Monsey Bakor Group.

               4.1.13    FULL DISCLOSURE.

               The financial statements referred to in Section 4.1.12 (Financial Condition) of this Agreement, the Financing Documents (including, without limitation, this Agreement) to be executed by the Borrowers, and the statements, reports or certificates furnished by any Borrower in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to any Borrower which that Borrower has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which materially and adversely affects or in the future could, in the reasonable opinion of the respective Borrower materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of any Borrower or of any Subsidiary.

               4.1.14    INDEBTEDNESS FOR BORROWED MONEY.

               Except for the Obligations, the Obligations under the Senior Notes, the Indenture and the Senior Notes Documents and except as set forth in
Schedule 4.1.14 attached to and made a part of this Agreement, the Borrowers have no Indebtedness for Borrowed Money. The Lender has received a photocopy of all the promissory notes (including, without limitation, the "Global Note," as that term is defined in the Indenture) evidencing any Indebtedness for Borrowed Money set forth in SCHEDULE 4.1.14 and a copy of the Indenture which contains the guaranty of the Senior Notes by the Monsey Bakor Group, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

               4.1.15    OFFERING.

               The Lender has received true and correct photocopies of the Offering Memorandum, and each of the Senior Notes Documents, executed, delivered and/or furnished on or before the Closing Date in connection with the transactions contemplated by the Senior Notes Documents. Neither the Offering Memorandum nor any of the Senior Notes Documents has been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Lender in writing on or before the Closing Date. The Offering Transaction has been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Offering Memorandum and, assuming the accuracy of the representations and warranties made in the Purchase Agreement dated April 15, 1998 relating to the Senior Notes by the "Initial Purchaser" (as defined in that Purchase Agreement), all applicable Laws.

               4.1.16    TAXES.

               Each of the Borrowers has filed all returns, reports and forms for Taxes which, to the knowledge of each Borrower, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Borrower, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of each Borrower were as of the date of financial statements referred to in Section
4.1.12 (Financial Condition) above, and are now, adequately provided for on the books of each Borrower or its Subsidiaries, as appropriate. No tax liability has been asserted by the Internal Revenue Service or any state or local authority against any Borrower for Taxes in excess of those already paid.

               4.1.17    ERISA.

               With respect to any "pension plan" as defined in SECTION 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by any Borrower and/or by any Commonly Controlled Entity: (a) no "accumulated funding deficiency" as defined in Code Section 412 or ERISA Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) no Borrower nor any Commonly Controlled Entity (as defined under ERISA) has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any Multiemployer Plan; (e) no Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any Multiemployer Plan; (f) no Multiemployer Plan to which any Borrower or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by any Borrower or any Commonly Controlled Entity that such a Multiemployer Plan will be placed in "reorganization".

               4.1.18    TITLE TO PROPERTIES.

               Each Borrower has good and marketable title to all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the balance sheets described in Section 4.1.12 (Financial Condition) above, subject to the Permitted Liens. Each Borrower has all such rights as are necessary to use such property and assets in the ordinary course. All of such properties, including, without limitation, the Collateral which were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and a Borrower and not, by way of example only, as part of a bulk sale, except for those bulk sales described in Schedule 4.1.18 and except bulk sales described on the Collateral Disclosure List with respect to the Monsey Bakor Group.

               4.1.19    CAPITAL EXPENDITURE LOAN EQUIPMENT.

               All Capital Expenditure Loan Equipment is personalty and is not and will not be affixed to real estate in such manner as to become a fixture or part of such real estate. No Capital Expenditure Loan Equipment is held by a Borrower on a sale on approval basis.

               4.1.20    PATENTS, TRADEMARKS, ETC.

               Each of the Borrowers owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements described in Section 4.1.12 (Financial Condition) above.

               4.1.21    EMPLOYEE RELATIONS.

               Except as disclosed on Schedule 4.1.21 attached hereto and made a part hereof, (a) neither any Borrower nor any of the Borrowers' employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Borrower, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of each Borrower after due inquiry, threatened between any Borrower and its employees, and (d) no Borrower is subject to an employment contract, severance agreement, commission contract, consulting agreement or bonus agreement. Hours worked and payments made to the employees of the Borrowers have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from any Borrower or for which any claim may be made against any Borrower, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books. The consummation of the transactions contemplated by the Financing Agreement or any of the other Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower is a party or by which it is bound.

               4.1.22 PRESENCE OF HAZARDOUS MATERIALS OR HAZARDOUS MATERIALS CONTAMINATION.

               To the best of each Borrower's knowledge, except as set forth in the reports described in Schedule 4.1.22 to this Agreement (a) no Hazardous Materials are located on any real property owned, controlled or operated by any Borrower or for which any Borrower is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use and sale by a Borrower in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by any Borrower or for which any Borrower has, or is claimed to have, responsibility has ever been used as a manufacturing or storage site for Hazardous Materials (except those manufactured by any Borrower in the ordinary course of its business), or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

               4.1.23    PERFECTION AND PRIORITY OF COLLATERAL.

               The Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens, including, without limitation, those described on Schedule 4.1.23.

               4.1.24    PLACES OF BUSINESS AND LOCATION OF COLLATERAL.

               The information contained in the Collateral Disclosure List is complete and correct. The Collateral Disclosure List completely and accurately identifies the address of (a) the chief executive office of each Borrower, (b) any and each other place of business of the Borrowers, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located.

               4.1.25    BUSINESS NAMES AND ADDRESSES.

               Except as set forth in the Collateral Disclosure List, in the twelve (12) years preceding the date hereof, no Borrower has changed its name, identity or corporate structure, has conducted business under any name other than its current name, and has conducted its business in any jurisdiction other than those disclosed on the Collateral Disclosure List provided, however, that the representations and warranties in this Section 4.1.25 are made to the best of the Borrowers' knowledge with respect to such changes and such business conduct pertaining to entities included in the Monsey Bakor Group and taking place prior to the date of this Agreement.

               4.1.26    INVENTORY.

               The Inventory of each Borrower is (a) of good and merchantable quality, free from defects, except to the extent reserved on a Borrower's financial statements and in accordance with GAAP, (b) not stored with a bailee, warehouseman, carrier, or similar party, other than a warehouseman or bailee who is identified on the Collateral Disclosure List or, after the date of this Agreement, in a notice from a Borrower to the Lender, and other than a carrier or similar party in the ordinary course of business and delivery, (c) not on consignment, sale on approval, or sale or return, and (d) located at the places of business set forth on the Collateral Disclosure List. No goods offered for sale by a Borrower are consigned to or held on sale or return terms by a Borrower.

               4.1.27    ACCOUNTS.

               With respect to all Accounts and to the best of each Borrower's knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an instrument, or chattel Paper (unless such judgment has been assigned and such instrument or chattel paper has been endorsed and delivered to the Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on any Borrower's books and records, with respect thereto are actually and absolutely owing to their respective Borrower and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by the respective Borrower in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by a Borrower; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and Permitted Liens.

               4.1.28    COMPLIANCE WITH ELIGIBILITY STANDARDS.

               Each Account, Life Insurance Policy and all Inventory included in the calculation of the Borrowing Base does and will at all times meet and comply with all of the standards for Eligible Receivables, Eligible Foreign Receivables, Eligible Life Insurance Policies and Eligible Inventory. With respect to those Accounts which the Lender has deemed Eligible Receivables and Eligible Foreign Receivables (a) there are no facts, events or occurrences known to any Borrower which in any way impair the validity, collectibility or enforceability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to any Borrower which are threatened or pending against any Account Debtor which might result in any material adverse change in the Borrowing Base.

     Section 4.2    SURVIVAL; UPDATES OF REPRESENTATIONS AND WARRANTIES.

          (a) All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in Section 4.1.11, shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements) of this Agreement.

          (b) Immediately prior to the execution and delivery of this Agreement, the Company acquired the stock of Monsey Products. In recognition thereof, the Lender and the Company agree that, notwithstanding any other provision of this Agreement, the representations and warranties contained in made under or in connection with this Agreement and the other Financing Documents (i) are made, and through December 31, 1998 shall be deemed to be made, to the best of the Company's knowledge with respect to the Monsey Bakor Group and its Subsidiaries and (ii) as written herein or therein with respect to the Company at all times and, after December 31, 1998, with respect to the Monsey Bakor Group and its Subsidiaries.

                                      ARTICLE V
                                 CONDITIONS PRECEDENT

     Section 5.1    CONDITIONS TO THE INITIAL ADVANCE AND INITIAL LETTER OF
CREDIT.

     The making of the initial advance under the Loans and the issuance of the initial Letter of Credit is subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender:

               5.1.1     ORGANIZATIONAL DOCUMENTS - CORPORATE BORROWERS.

               The Lender shall have received:

                    (a) a certificate of good standing for each Borrower certified by the Secretary of State, or other appropriate Governmental Authority, of the state of incorporation for each respective Borrower;

                    (b) a certificate of qualification to do business for each Borrower certified by the Secretary of State or other Governmental Authority of each state in which such Borrower conducts business;

                    (c) a certificate dated as of the Closing Date by the Secretary or an Assistant Secretary of each Borrower covering:

                         (i) true and complete copies of each Borrower's corporate charter, bylaws, and all amendments thereto;

                         (ii) true and complete copies of the resolutions of each Borrower's Board of Directors authorizing (a) the execution, delivery and performance of the Financing Documents to which such Borrower is a party, (b) the borrowings by such Borrower hereunder, and (c) the granting of the Liens contemplated by this Agreement and the Financing Documents to which such Borrower is a party;

                         (iii) the incumbency, authority and signatures of the officers of each Borrower authorized to sign this Agreement and the other Financing Documents to which such Borrower is a party; and

                         (iv) the identity of each Borrower's current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

               5.1.2     ORGANIZATIONAL DOCUMENTS - MONSEY ARIZONA.

               In addition, the Lender shall have received a certificate of the managing member of Monsey Arizona as of the date of this Agreement:

                    (a) stating that attached to the certificate is a true and complete copy of Monsey Arizona's articles of organization and operating agreement furnished to the Lender on the date of this Agreement and that those documents have not been the subject of any amendments, modifications, restatements, substitutions, extensions or renewals thereto;

                    (b) stating that attached to the certificate is a resolution approved by all members of Monsey Arizona authorizing the execution and delivery of this Agreement, the joinder in the other Financing Documents, and the performance of Monsey Arizona's obligations under the Financing Documents;

                    (c) setting forth the identity and signatures of the representatives of the managing member then authorized to sign the Financing Documents to which Monsey Arizona is a party;

                    (d) authorizing the Company to request and direct advances under the Financing Agreement on behalf of Monsey Arizona and otherwise to act on behalf of Monsey Arizona as set forth in | of this Agreement; and

                    (e)  identifying of Monsey Arizona's members.

               The Lender shall have also received with respect to the corporate managing member of Monsey Arizona a certificate of the corporate managing member's Secretary or Assistant Secretary dated the date of this Agreement covering:

                    (a) true and complete copies of the corporate managing member's corporate charter, bylaws, and all amendments thereto;

                    (b) true and complete copies of the resolutions of its Board of Directors authorizing the execution and delivery of the Financing Documents by corporate managing member on behalf of Monsey Arizona;

                    (c) the incumbency, authority and signatures of the officers of the corporate managing member authorized to sign this Agreement and the other Financing Documents on behalf of Monsey Arizona; and

                    (d) the identity of the corporate managing member's current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

               5.1.3     OPINION OF BORROWER'S COUNSEL.

               The Lender shall have received the favorable opinion of counsel for the Borrowers addressed to the Lender.

               5.1.4     CONSENTS, LICENSES, APPROVALS, ETC.

               The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents, the Senior Notes Documents, and such consents, licenses and approvals shall be in full force and effect.

               5.1.5     NOTES.

               The Lender shall have received the Capital Expenditure Note and the Revolving Credit Note, each conforming to the requirements hereof and executed by a Responsible Officer of each Borrower and attested by a duly authorized representative of each Borrower.

               5.1.6     FINANCING DOCUMENTS AND COLLATERAL.

               Each Borrower shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original chattel paper, instruments, securities, and related Collateral and all opinions, title insurance, and other documents contemplated by Article 3 hereof.

               5.1.7     OTHER FINANCING DOCUMENTS.

               In addition to the Financing Documents to be delivered by the Borrower, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Borrowers.

               5.1.8     OTHER DOCUMENTS, ETC.

               The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

               5.1.9     PAYMENT OF FEES.

               The Lender shall have received payment of any Fees due on or before the Closing Date.

               5.1.10    COLLATERAL DISCLOSURE LIST.

               The Company shall have delivered the Collateral Disclosure List required under the provisions of Section 3.4 (Collateral Disclosure List) hereof duly executed by a Responsible Officer of the Company.

               5.1.11    RECORDINGS AND FILINGS.

               Each Borrower shall have: (a) executed and delivered all Financing Documents (including, without limitation, statements) required by the Lender to be filed, registered or recorded in order to create, in favor of the Lender, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender require that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

               5.1.12    INSURANCE CERTIFICATE.

               The Lender shall have received an insurance certificate in accordance with the provisions of Section 6.1.8 (Insurance) of this Agreement.

               5.1.13    FIELD EXAMINATION.

               The Lender shall have completed a field examination and audit of the Borrowers' business, operations and income, the results of which field examination and audit shall be in all respects acceptable to the Lender in its sole and absolute discretion and shall include reference discussions with key customers and vendors.

               5.1.14    OFFERING.

               The Lender shall have received a certificate signed by a Responsible Officer of the Company, certifying to the Lender that the Company
(a) has received the proceeds from the sale of the Senior Notes, in accordance with, and pursuant to, the terms and conditions of the Offering Memorandum and the Senior Notes Documents, and has applied the same to such purposes as has been previously disclosed to, and approved by, the Lender, and (b) has delivered to the Lender true and correct photocopies of all Senior Notes Documents.

               5.1.15    LIFE INSURANCE.

               The Lender shall have received the original Life Insurance Policies, together with the fully executed duplicate originals of the Assignments of Life Insurance.

     Section 5.2    CONDITIONS TO ALL EXTENSIONS OF CREDIT.

     The making of all advances under the Loans and the issuance of all Letters of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender:

               5.2.1     COMPLIANCE.

               Each Borrower shall have complied and shall then be in compliance with all terms, covenants, conditions and provisions of this Agreement and the other Financing Documents which are binding upon it.

               5.2.2     BORROWING BASE.

               The Borrowers shall have furnished all Borrowing Base Reports required by Section 2.1.4 (Borrowing Base Report) of this Agreement, there shall exist no Borrowing

Base Deficiency, and as evidence thereof, the Borrowers shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be requested by the Lender, and each Borrower shall be in compliance with the provisions of Section 2.1.12 of this Agreement both immediately before and immediately after the making of the advance requested.

               5.2.3     DEFAULT.

               There shall exist no Event of Default or Default hereunder.

               5.2.4     REPRESENTATIONS AND WARRANTIES.

               Subject to Section 4.2(b), the representations and warranties of the Borrowers contained among the provisions of this Agreement shall be true and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loans or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in
Section 4.1.12, shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements) of this Agreement.

               5.2.5     ADVERSE CHANGE.

               No adverse change shall have occurred in the condition (financial or otherwise), operations or business of any Borrower which would, in the good faith judgment of the Lender, materially impair the ability of any Borrower to pay or perform any of the Obligations.

               5.2.6     LEGAL MATTERS.

               All legal documents incident to each advance under the Loans and each of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

                                      ARTICLE VI
                              COVENANTS OF THE BORROWER

     Section 6.1    AFFIRMATIVE COVENANTS.

     So long as any of the Obligations or the Commitment shall be outstanding hereunder, the Borrower agrees with the Lender as follows:

               6.1.1     FINANCIAL STATEMENTS.

               The Borrowers shall furnish to the Lender:

                    (a) ANNUAL STATEMENTS AND CERTIFICATES. The Company shall furnish to the Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of each fiscal year of the Company, (i) a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to the Company, prepared in accordance with GAAP and examined and certified by independent certified public accountants reasonably satisfactory to the Lender, which financial statement shall include a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated and consolidating statements of income, cash flows and changes in shareholders equity of the Company and its Subsidiaries for such fiscal year, (ii) a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, as may be amended by the Lender from time to time, containing a detailed computation of each financial covenant which is applicable for the period reported, a certification that no material change has occurred to the information contained in the Collateral Disclosure List (except as set forth in a schedule attached to the certification), and a cash flow projection report, each prepared by a Responsible Officer of the Company in a format acceptable to the Lender, and (iii) a management letter in the form prepared by the Company's independent certified public accountants.

                    (b) ANNUAL OPINION OF ACCOUNTANT. The Company shall furnish to the Lender as soon as available, but in no event more than one hundred twenty (120) days after the close of the Company's fiscal years, a letter or opinion of the accountant who examined and certified the annual financial statement relating to the Company and its Subsidiaries stating whether anything in such accountant's examination has revealed the occurrence of a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                    (c) QUARTERLY STATEMENTS AND CERTIFICATES. The Company shall furnish to the Lender as soon as available, but in no event more than forty-five (45) days after the close of the Company's first three fiscal quarters, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, projected cash flow on a month to month basis and projected income statements, and a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant which is applicable for the period reported, a certification that no change has occurred to the information contained in the Collateral Disclosure List (except as set forth any schedule attached to the certification), and a cash flow projection report, all as prepared and certified by a Responsible Officer of the Company and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                    (d) MONTHLY STATEMENTS AND CERTIFICATES. The Company shall furnish to the Lender as soon as available, but in no event more than the later of thirty (30) days after the close of each month or the last day of the first month after the end of each month, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such period, consolidated and consolidating income, cash flows and changes in shareholders equity statements for such period, projected cash flow on a month to month basis and projected income statements, and a detailed computation of each financial covenant in this Agreement which is applicable for the period reported, all as prepared and certified by a Responsible Officer of the Company and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

                    (e) LIMITED GRACE PERIOD. Notwithstanding the provisions of subsections (d) above, in the event the Company fails to furnish any of the financial statements, certificates or other requirements of those subsections because the same is not available before the later of thirty (30) days after the close of the applicable period or the last day of the first month after the end of applicable period, no Default or Event of Default shall be deemed to exist unless such failure continues uncured for a period of five (5) days or more, there have been more than a total of two (2) such failures in any twelve (12) month period.

                    (f) MONTHLY REPORTS. The Borrowers shall furnish to the Lender within fifteen (15) days after the end of each fiscal month, a report containing the following information with respect to the Borrowers:

               (i) a detailed aging schedule of all accounts receivable by Account Debtor, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request;

               (ii) a detailed aging of all accounts payable by supplier, in such detail, and accompanied by such supporting information, as the Lender may from time to time reasonably request; and

               (iii) a listing of all Inventory by component, category and location, in such detail, and accompanied by such supporting information as the Lender may from time to time reasonably request.

                    (g) ANNUAL BUDGET AND PROJECTIONS. The Borrowers shall furnish to the Lender as soon as available, but in no event later than the 10th day before the end of each fiscal year with respect to the Borrowers (i) a consolidated and consolidating budget and pro forma financial statements on an annual basis for the following fiscal year, and (ii) five year projections. The Borrowers shall also furnish to the Lender as soon as available, but in no event later than January 15th of each fiscal year with respect to the Borrowers a consolidated and consolidating budget and pro forma financial statements on a month-to-month basis for the current fiscal year.

                    (h) CERTAIN INFORMATION FURNISHED TO TRUSTEE. The Borrowers will furnish to the Lender, at the same time sent to the Trustee, at least one (1) copy of all financial statements, reports, and other information sent by the Borrowers to the holders of the Senior Notes and the Trustee pursuant to Section 4.08 of the Indenture as in effect on the Closing Date.

                    (i) OTHER BORROWER INFORMATION. The Borrower shall furnish promptly upon the Lender's request from time to time, (i) such additional information, reports or statements as the Borrower may prepare from time to time in connection with the Borrower, and (ii) tax returns (whether or not consolidated) filed with respect to each Borrower's income and properties.

                    (j) ADDITIONAL REPORTS AND INFORMATION. The Borrowers shall furnish to the Lender promptly, such additional information, reports or statements as the Lender may from time to time reasonably request.

               6.1.2 REPORTS TO SEC AND TO STOCKHOLDERS.

               The Company will furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices and proxy statements sent by the Company to its stockholders, and of all regular and other reports filed by the Borrowers with any securities exchange or with the Securities and Exchange Commission.

               6.1.3 RECORDKEEPING, RIGHTS OF INSPECTION, FIELD EXAMINATION,
                     ETC.

               The Borrowers shall, and shall cause each of their Subsidiaries to, maintain (i) a standard system of accounting in accordance with GAAP, and
(ii) proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its properties, business and activities.

                    (a) The Borrowers shall, and shall cause each of their Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of the Borrowers, to review, audit, check and inspect the Collateral at any time with or without notice, to review, audit, check and inspect the Borrowers' other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of the Borrowers and/or any Subsidiaries, with the officers, directors, employees and other representatives of the Borrower and/or any Subsidiaries and their respective accountants, all at such times during normal business hours and other reasonable times and as often as the Lender may reasonably request.

                    (b) The Borrowers hereby irrevocably authorize and direct all accountants and auditors employed by any Borrower and/or any Subsidiaries at any time prior to the repayment in full of the Obligations to exhibit and deliver to the Lender copies of any and all of the financial statements, trial balances, management letters, or other accounting records of any nature of any Borrower and/or any Subsidiaries in the accountant's or auditor's possession, and to disclose to the Lender any information they may have concerning the financial status and business operations of any Borrower and its Subsidiaries. Further, the Borrowers hereby authorizes all Governmental Authorities to furnish to the Lender copies of reports or examinations relating to any Borrower and/or any Subsidiaries, whether made by a Borrower or otherwise.

                    (c) Any and all costs and expenses incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Borrowers acknowledge and agree that such expenses may include, but shall not be limited to, any and all out-of-pocket costs and expenses of the Lender's employees and agents in, and when, travelling to the Borrowers' facilities. Notwithstanding the other provisions of this subsection (d), the Lender agrees that prior to an Event of Default, the Borrowers shall not be obligated to pay the Lender's Enforcement Costs under this Section 6.1.3.

               6.1.4 EXISTENCE.

                    (a) Each corporate Borrower shall maintain its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction would have a material adverse effect on the ability of the Borrower to perform the Obligations, the conduct of the Borrowers' operations, the Borrowers' financial condition, or the value of, or the ability of the Lender to realize upon, the Collateral.

                    (b) Monsey Arizona shall maintain its limited liability company existence in good standing in the jurisdiction in which it is organized and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction would have a material adverse effect on the ability of the Monsey Arizona to perform the Obligations, the conduct of Monsey Arizona's operations, Monsey Arizona's financial condition, or the value of, or the ability of the Lender to realize upon, the Collateral.

               6.1.5 COMPLIANCE WITH LAWS.

               Each Borrower shall comply with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which would have a material adverse effect on the ability of the Borrowers taken as a whole to perform the Obligations, the conduct of the Borrowers' operations taken as a whole, the Borrowers' financial condition taken as whole, or the value of, or the ability of the Lender to realize upon, the Collateral (with immaterial exceptions).

               6.1.6 PRESERVATION OF PROPERTIES.

               Each Borrower will (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, Patents, Trademarks, Copyrights and permits which are necessary for the orderly continuance of its business.

               6.1.7 LINE OF BUSINESS.

               The Borrowers will continue to engage substantially only in the business of the manufacturing and distribution of construction products including asphalt-based and polyurethane foam materials, industrial emulsions and roofing systems.

               6.1.8 INSURANCE.

                    (a) Each Borrower will at all times maintain with A-or better rated insurance companies such insurance as is required by applicable Laws and such other insurance, all in such amounts not less than the Lender shall reasonably determine from time to time, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. Without limiting the generality of the foregoing, each Borrower will keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it.

                    (b) Without implying any limitation on the provisions of subsection (a), each Borrower will maintain hazard insurance with fire and extended coverage and naming the Lender as an additional insured with loss payable to the Lender as its respective interest may appear on the Capital Expenditure Loan Equipment and the Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Capital Expenditure Loan Equipment and the Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty (30) days written notice before any alteration or termination of such insurance policy and that no act or default of any Borrower shall affect the right of the Lender to recover under such policy in the event of loss or damage.

                    (c) Each Borrower shall deliver to the Lender on the Closing Date (and thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of the respective Borrower containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the respective Borrower will obtain such additional insurance as the Lender may reasonably request; provided, however, (i) the Lender may not require insurance which is not usually insured against in the same geographic areas by business entities engaged in the same or similar business, and (ii) the Lender has reviewed the respective Borrower's current insurance and has determined that it is reasonable both as to scope and levels of coverage on the date of this Agreement.

               6.1.9 TAXES.

               Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each Borrower will pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrowers shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any Borrower from wages and salaries of employees and amounts contributed by any Borrower on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended.

               6.1.10    ERISA.

               Each Borrower will, and will cause each of its Subsidiaries and Affiliates to, comply with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The Borrowers will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of any Borrower and/or any Subsidiary and/or Affiliate, or (b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of any Borrower and/or any Subsidiary and/or Affiliate to the PBGC. Upon the Lender's request, the Borrowers will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA.

               6.1.11    NOTIFICATION OF EVENTS OF DEFAULT AND ADVERSE
DEVELOPMENTS.

               The Borrowers shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

                    (a)  any Event of Default;

                    (b)  any Default;

                    (c) any litigation instituted or overtly threatened against any Borrower or its Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of any Borrower or any Subsidiary where such litigation could reasonably be expected to result in judgments or Liens against such Borrower or any of its Subsidiaries in excess of Five Hundred Thousand Dollars ($500,000), and such judgments or Liens are not covered by insurance;

                    (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of any Borrower or any Subsidiary;

                    (e) any judicial, administrative or arbitral proceeding pending against any Borrower and any judicial or administrative proceeding known by any Borrower to be threatened against it which could reasonably be expected to affect materially and adversely the Borrowers' financial condition or operations (present or prospective) taken as a whole;

                    (f) the receipt by any Borrower of any notice, claim or demand from any Governmental Authority which alleges that any Borrower is in violation of any of the terms of, or has failed to comply with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act if such violation or failure would result in a Material Adverse Effect on the Borrowers taken as a whole; and

                    (g) any other development in the business or affairs of any Borrower which could reasonably be expected to have a Material Adverse Effect on the Borrowers taken as a whole;

in each case describing in detail satisfactory to the Lender the nature thereof and the action any Borrower proposes to take with respect thereto.

               6.1.12    HAZARDOUS MATERIALS; CONTAMINATION.

               The Borrowers agree to:

                    (a) give notice to the Lender immediately upon any Borrower's acquiring knowledge of the presence of any Hazardous Materials and of any Hazardous Materials Contamination on any property owned or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of a Borrower's line of business expressly described in this Agreement) or of any Hazardous Materials Contamination, with a full description thereof;

                    (b) promptly comply with any Laws requiring any Borrower to remove, treat or dispose of Hazardous Materials or Hazardous Materials Contamination and provide the Lender with satisfactory evidence of such compliance;

                    (c) to the extent actions any Governmental Authority requires any Borrower to take an action described in Section 6.1.12(b), provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that the necessary funds are available to pay the cost of such removal, treatment, and disposal of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible; and

                    (d) as part of the Obligations, defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or of any Hazardous Materials Contamination on any property owned or controlled by any Borrower or for which any Borrower is, or is claimed to be, responsible. The Borrowers acknowledge and agree that this indemnification shall survive the termination of this Agreement and the Commitment and the payment and performance of all of the other Obligations.

               6.1.13    DISCLOSURE OF SIGNIFICANT TRANSACTIONS.

               Each of the Borrowers shall deliver to the Lender a written notice describing in detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets which exceeds Two Hundred Fifty Thousand Dollars ($250,000.00), said notices to be delivered to the Lender within thirty (30) days of the occurrence of each such transaction.

               6.1.14    LIFE INSURANCE POLICIES.

               The Company shall at all times maintain the Life Insurance Policies as Eligible Life Insurance Policies subject to the Assignments of Life Insurance.

               6.1.15    FINANCIAL COVENANTS.

               The Borrowers will maintain the financial covenants set forth on ANNEX 1 which is attached to and made and made a part of this Agreement.

               6.1.16    COLLECTION OF ACCOUNTS.

               Until such time that the Lender shall notify the Borrowers of the revocation of such privilege following an Event of Default, the Borrowers and each of their Subsidiaries shall at its own expense have the privilege for the account of, and in trust for, the Lender of collecting its Accounts and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Accounts including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Accounts as the Lender may request or in the absence of such request, as each of the Borrowers and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to an Account and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of an Event of Default hereunder, revoke the collection privilege given in this Agreement to any Borrower and any one or more of the Subsidiaries by either giving notice of its assignment of, and lien on the Collateral to the Account Debtors or giving notice of such revocation to the Borrowers. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Accounts or to preserve any rights against any other party with an interest in the Collateral. The Lender shall be entitled at any time and from time to time to confirm and verify Accounts.

               6.1.17    ASSIGNMENTS OF ACCOUNTS.

               Each of the Borrowers will promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Accounts or groups of Accounts; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Accounts within such assignments. Accounts so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. Each Borrower agrees that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of any Borrower with respect to that which is assigned and each Borrower hereby agrees to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on any Borrower's rights, title and interest in, to, and under the Collateral.

               6.1.18     GOVERNMENT ACCOUNTS.

               Each of the Borrowers will promptly notify the Lender if any of the Accounts arise out of contracts with the United States or with any other Governmental Authority, provided that no notice shall be required for an individual contract involving an aggregate purchase of less than $100,000, and execute any instruments and take any steps required by the Lender in order that all moneys due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

               6.1.19    NOTICE OF RETURNED GOODS, ETC.

               Each of the Borrowers will promptly notify, and will cause its Subsidiaries to notify promptly, the Lender of the return, rejection or repossession of any goods sold or delivered in respect of any Accounts, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate One Hundred Thousand Dollars ($100,000.00) in any given calendar month.

               6.1.20    EQUIPMENT.

               Each of the Borrowers shall (a) maintain all Capital Expenditure Loan Equipment as personalty, (b) not affix any Capital Expenditure Loan Equipment to any real estate in such manner as to become a fixture or part of such real estate, and (c) shall hold no Capital Expenditure Loan Equipment on a sale on approval basis. The Borrowers hereby declares their intent that, notwithstanding the means of attachment, no Capital Expenditure Loan Equipment hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Lender's consent, until all of the Obligations have been paid in full and all of the Commitments have been terminated.

               6.1.21    INVENTORY.

               With respect to the Inventory, each Borrower will: (a) as soon as possible upon demand by the Lender from time to time, prepare and deliver to the Lender designations of Inventory specifying each Borrower's cost of Inventory, the retail price thereof, and such other matters and information relating to the Inventory as the Lender may reasonably request; (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, each Borrower's cost therefor and the selling price thereof, all of which records shall be available to the officers, employees or agents of the Lender upon demand for inspection and copying thereof; (c) except as set forth in SCHEDULE 6.1.21, not store any of its Inventory with a bailee, warehouseman or similar Person without the Lender's prior written consent, which consent may be conditioned on, among other things, delivery by the bailee, warehouseman or similar Person to the Lender of warehouse receipts, in form acceptable to the Lender, in the name of the Lender evidencing the storage of Inventory and the Lender's interests therein, provided, however, that, unless an Event of Default would arise under another provision of this Agreement, a Borrower may store its Inventory with a warehouseman (i) who is identified on the Collateral Disclosure List or, after the date of this Agreement, in a notice from any such Borrower to the Lender given no less than five (5) Business Days prior to any such storage, and (ii) (A) from whom the Lender has received a waiver and consent, in form and substance satisfactory to the Lender, to the extent required by the Lender, or (B) (without implying any limitation on the Lender's other rights and remedies) with respect to whose potential claims the Lender has established reserves satisfactory to the Lender; and (d) permit the Lender and its agents or representatives to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition at any time or times hereafter during a Borrower's usual business hours or at other reasonable times. Any Borrower shall be permitted to sell its Inventory in the ordinary course of its business until the occurrence of a Default or an Event of Default.

               6.1.22    MAINTENANCE OF THE COLLATERAL.

               (a) The Borrowers will not permit anything to be done to the Collateral which may materially impair the value thereof. (b) The Lender, or an agent designated by the Lender, shall be permitted to enter the premises of any Borrower and any Subsidiary and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender agrees to act in a commercially reasonable manner when inspecting the premises of the Borrowers and the Subsidiaries and when examining, auditing and/or inspecting the Collateral. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Accounts or to, preserve any rights against any other party with an interest in the Collateral.

               6.1.23    DEFENSE OF TITLE AND FURTHER ASSURANCES.

                    (a) No later June 22, 1998, the Monsey Bakor Group and the Company (to the extent not previously provided) shall provide to the Lender, a landlord's waiver from each landlord of each and every business premise leased by the Borrowers and on which any of the Collateral is located, which landlords' waivers must be in the form provided by the Lender or shall be otherwise reasonably acceptable to the Lender and its counsel.

                    (b) At their expense the Borrowers will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to the Lender under this Agreement or under any of the other Financing Documents and the first priority of that Lien subject only to the Permitted Liens. In addition to the requirements of subparagraph (a) above, the Borrowers will from time to time do whatever the Lender may require by way of obtaining, executing, delivering, and/or filing financing statements, landlords', mortgagees' or bailees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Borrowers will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Borrowers shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts of any of the Borrower's are expected to become subject to the control of, or in the possession of, a party other than a Borrower or the Lender, the respective Borrower shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. The Borrowers agree that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article of the applicable Uniform Commercial Code. Each Borrower hereby irrevocably appoints the Lender as each such Borrower's attorney-in-fact, with power of substitution, in the name of the Lender or in the name of each such Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to any Borrower, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant the foregoing provisions of this Section 6.1.23.

               6.1.24    BUSINESS NAMES; LOCATIONS.

               Each of the Borrowers will notify the Lender not less than thirty (30) days prior to (a) any change in the name under which such Borrower conducts its business, (b) any change of the location of the chief executive office of such Borrower , and (c) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

               6.1.25    SUBSEQUENT OPINION OF COUNSEL AS TO RECORDING
REQUIREMENTS.

               In the event that any Borrower shall transfer its principal place of business or the office where it keeps its records pertaining to the Collateral, upon the Lender's request, the Borrowers will provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrowers have complied to maintain the Lien and security interest in favor of the Lender in the Collateral.

               6.1.26    USE OF PREMISES AND EQUIPMENT.

               The Borrowers agree that until the Obligations are fully paid and this Agreement has been terminated, the Lender (a) after and during the continuance of a Default or an Event of Default, may use any of the Borrowers' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrowers' owned or leased property.

               6.1.27    PROTECTION OF COLLATERAL.

               The Borrowers agree that the Lender may at any time following an Event of Default take such steps as the Lender deems reasonably necessary to protect the Lender's interest in, and to preserve the Collateral, including, (a) the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, (b) the employment and maintenance at any of the Borrowers' premises a custodian who shall have full authority to do all acts necessary to protect the Lender's interests in the Collateral and (c) leasing warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. Each Borrower agrees to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the Lender's expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

     Section 6.2     NEGATIVE COVENANTS.

     So long as any of the Obligations or the Commitment shall be outstanding hereunder, the Borrowers agree with the Lender as follows:

               6.2.1 CAPITAL STRUCTURE, MERGER, ACQUISITION OR SALE OF ASSETS.

               None of the Borrowers will alter or amend its capital structure, authorize any additional class of equity, issue any stock or equity of any class (except in connection with Permitted Estate Planning Transfers or in connection with the exercise of any of the options, warrants or rights outstanding on the date hereof and described on SCHEDULE 6.2.1 attached to and made and made a part of this Agreement), enter into any merger or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution) or acquire all or substantially all the assets of any Person, or engage in any Asset Disposition; provided, however, if there shall exist no Event of Default:

                    (a) the Company may make or participate in Permitted Estate Planning Transfers;

                    (b) the Company may issue the stock or equity in the Company which does not result in a Default or an Event of Default under 7.1.12; and

                    (c) the Lender agrees to consider the Company's requests for the Lender's consent to proposed Purchase Investments (which request shall be accompanied by such appraisals, projections and other information which the Lender may reasonably request) and agrees that such consent shall not be unreasonably withheld.

Any consent of the Lender to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

               6.2.2 SUBSIDIARIES.

               None of the Borrowers will create or acquire any Subsidiaries other than the Subsidiaries described in the Collateral Disclosure List; provided, however, if there shall exist no Event of Default, the Lender agrees to consider any Borrower's requests for the Lender's consent to proposed Purchase Investments (which request shall be accompanied by such appraisals, projections and other information which the Lender may reasonably request) and agrees that such consent shall not be unreasonably withheld.

               6.2.3 ISSUANCE OF STOCK.

               None of the Borrowers will issue, or grant any option or right to purchase, any of its capital stock; provided, however, the Borrower may make or participate in Permitted Estate Planning Transfers, and, provided, further, the Lender agrees to consider any Borrower's requests for the Lender's consent to proposed Purchase Investments (which request shall be accompanied by such appraisals, projections and other information which the Lender may reasonably request) and agrees that such consent shall not be unreasonably withheld.

               6.2.4 PURCHASE OR REDEMPTION OF SECURITIES, DIVIDEND
                     RESTRICTIONS.

               Without the Lender's prior written consent, none of the Borrowers will purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of any Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, any Borrower, make any distribution to stockholders or set aside any funds for any such purpose other than payments or other distributions to the holders of the Company's Series A Convertible Preferred Stock issued to Joseph T. Mooney, Jr., as such payments or distributions may be required pursuant to the terms, existing on the date hereof, of such securities but only if such payments or distributions are made at any time from the proceeds of life insurance (other than the Life Insurance Policies) or are made after May 1, 2003. Notwithstanding the foregoing, so long as any Borrower is eligible for taxation as a corporation under Subchapter S of the Internal Revenue Code and provided there shall exist no Default or Event of Default, that Borrower may distribute to each of its shareholders an amount sufficient to cover that shareholder's actual tax liability due and payable as a result of income of such Borrower attributed to such shareholder.

               6.2.5 INDEBTEDNESS.

               None of the Borrowers will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money, or prepay, purchase or redeem any Indebtedness for Borrowed Money, except:

                    (a)  the Obligations;

                    (b) current accounts payable and motor vehicle and equipment operating leases arising in the ordinary course;

                    (c)  Indebtedness represented by the Senior Notes;

                    (d) the guaranty of the Senior Notes by the Monsey Bakor Group;

                    (e)  Indebtedness secured by Permitted Liens; and

                    (f) Indebtedness described on Schedule 6.2.5 to this Agreement.

               6.2.6 INVESTMENTS, LOANS AND OTHER TRANSACTIONS.

               Except as otherwise provided in this Agreement, none of the Borrowers will (a) make, assume, acquire or continue to hold any investment in any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the indebtedness or obligations of any Person, or
(c) make any loans or advances, or otherwise extend credit to any Person except:

                    (a) loans and advances which are to officers and employees who are not Affiliates of any Borrower or of any Subsidiary and which, exclusive of such loans and advances which are outstanding on the date of this Agreement, shall not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate outstanding at any time;

                    (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                    (c)  any investment in Cash Equivalents; and

                    (d) trade credit extended to customers in the ordinary course of business.

               6.2.7 OPERATING LEASE OBLIGATIONS.

               None of the Borrowers will incur or permit to exist any Lease Obligations except Capital Leases expressly permitted by this Agreement so to do, if the aggregate amount of all such Lease Obligations of the Borrowers (taken as a whole) would at any time exceed One Million Five Hundred Thousand Dollars ($1,500,000) during any fiscal year of the Borrowers.

               6.2.8 CAPITAL EXPENDITURES.

               None of the Borrowers will (by way of the acquisition of the securities of a Person or otherwise), make any Capital Expenditures in the aggregate for the Borrowers (taken as a whole) in any fiscal year exceeding Three Million Five Hundred Thousand Dollars ($3,500,000).

               6.2.9 STOCK OF SUBSIDIARIES.

               None of the Borrowers will sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of a Wholly Owned Subsidiary into a Borrower or another Wholly Owned Subsidiary or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

               6.2.10    SUBORDINATED INDEBTEDNESS.

               None of the Borrowers will make:

                    (a) any payment of principal of, or interest on, any of the Subordinated Indebtedness if a Default or an Event of Default then exists hereunder or would result from such payment;

                    (b) any payment of the principal or interest due on the Subordinated Debt as a result of acceleration thereunder or a mandatory prepayment thereunder;

                    (c) any amendment or modification of or supplement to the documents evidencing or securing the Subordinated Debt; or

                    (d) payment of principal or interest on the Subordinated Debt other than when due (without giving effect to any acceleration of maturity or mandatory prepayment).

               6.2.11    LIENS; CONFESSED JUDGMENT.

               Each Borrower agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) except as set forth in Schedule 6.2.11, will not allow or suffer to exist any Permitted Liens to be superior to Liens securing the Obligations, (d) will not enter into any contracts for the consignment of goods to any Borrower, (e) will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments to any Borrower, (f) will not, as a material part of its business, engage in the sale of goods belonging to others, and (g) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected on, any of the property described in the Security Documents.

               6.2.12    TRANSACTIONS WITH AFFILIATES.

               None of the Borrowers will enter into or participate in any transaction with any Affiliate or use or permit the use of any proceeds of the Collateral or the Loans for the benefit of any Affiliate (other than another Borrower) or, except in the ordinary course of business or as set forth in
SCHEDULE 6.2.12 hereof, enter into or participate in any transaction with the officers, directors, employees and other representatives of any Borrower, other than Permitted Estate Planning Transfers.

               6.2.13    OTHER BUSINESSES.

               None of the Borrowers will engage directly or indirectly in any business other than their current lines of business described elsewhere in this Agreement.

               6.2.14    ERISA COMPLIANCE.

               None of  the Borrowers nor any Commonly Controlled Entity shall:
(a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or
(e) incur a complete or partial withdrawal with respect to any Multiemployer
Plan.

               6.2.15    PROHIBITION ON HAZARDOUS MATERIALS.

               None of Borrowers shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by any Borrower or for which any Borrower is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course.

               6.2.16    METHOD OF ACCOUNTING; FISCAL YEAR.

               None of the Borrowers shall change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of Section 6.1.1 (Financial Statements) of this Agreement, unless required to conform to GAAP and on the condition that any such Borrower's accountants shall furnish such information as the Lender may request to reconcile the changes with such Borrower's prior financial statements.

                    (a) None of the Borrowers will change its fiscal year from a year ending on December 31.

               6.2.17    COMPENSATION.

               None of the Borrowers will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of any Borrower or any Affiliate of any Borrower, other than (a) reasonable compensation for actual services rendered by stockholders in their capacity as officers, employees or directors of a Borrower, (b) compensation disclosed in the portion of the Offering Memorandum captioned "Certain Transactions," and (c) other compensation paid to stockholders in their capacity as officers or employees but only if the amount and manner of payment of that other compensation is consistent with such Borrower's past practices disclosed to the Lender prior to the Closing Date and if there exists no Event of Default and no Event of

Default would result from the payment or accrual of that other compensation; provided, however, that residential arrangements existing on the date of this Agreement with respect to property owned or leased in Kimberton, Pennsylvania shall not be deemed to be compensation for the purposes of this Section 6.2.17.

               6.2.18    TRANSFER OF COLLATERAL.

               Other than locations described on the Collateral Disclosure List, none of the Borrowers will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral.

               6.2.19    SALE AND LEASEBACK.

               None of the Borrowers will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

               6.2.20    DISPOSITION OF COLLATERAL.

               None of the Borrowers will sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory in the ordinary course of business.

                                     ARTICLE VII
                           DEFAULT AND RIGHTS AND REMEDIES

     Section 7.1     EVENTS OF DEFAULT.

     The occurrence of any one or more of the following events shall constitute an "Event of Default" under the provisions of this Agreement:

               7.1.1 FAILURE TO PAY.

               The failure of the Borrowers to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement, the Notes and/or any of the other Financing Documents;

               7.1.2 BREACH OF REPRESENTATIONS AND WARRANTIES.

               Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for any Borrower), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

               7.1.3 FAILURE TO COMPLY WITH COVENANTS.

               The failure of the Borrowers to perform, observe or comply with any covenant, condition or agreement contained in this Agreement and, (i) only with respect to a failure under Sections 6.1.1(a), (b) or (g) (Financial Statement), such failure continues uncured for a period of five (5) days, or
(ii) only with respect to a failure under Sections 6.1.2 (Reports to SEC and to Stockholders), 6.1.3(a) (Bookkeeping), 6.1.4 (Corporate Existence), 6.1.6(a) (Preservation of Properties), Section 6.1.9 (Taxes) which does not relate to Taxes due or claimed to be due in excess of $100,000 in the aggregate, Section 6.1.21(b) (Inventory), or 6.1.22 (Maintenance of Collateral), if any Borrower after discovering such failure, fails to diligently and continuously pursue the cure of such failure or such failure continues uncured thirty (30) days after discovery.

               7.1.4 DEFAULT UNDER OTHER FINANCING DOCUMENTS OR OBLIGATIONS.

               A default shall occur under any of the other Financing Documents or under any other Obligations, and such default is not cured within any applicable grace period provided therein.

               7.1.5 RECEIVER; BANKRUPTCY.

               Any Borrower or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature,
(c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets.

               7.1.6 INVOLUNTARY BANKRUPTCY, ETC.

               (a) An order for relief shall be entered in any involuntary case brought against any Borrower or any Subsidiary under the Bankruptcy Code, or (b) any such case shall be commenced against any Borrower or any Subsidiary and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than a Borrower or any Subsidiary (i) adjudicating any Borrower, or any Subsidiary bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of any Borrower or of any Subsidiary, or of a material portion of any Borrower's or any Subsidiary's assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of any Borrower's or any Subsidiary's business or the use or disposition of a material portion of any Borrower's or any Subsidiary's assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

               7.1.7 JUDGMENT.

               Unless adequately insured in the reasonable opinion of the Lender, the entry of a final judgment for the payment of money involving more than $500,000 against any Borrower, and the failure by any such Borrower to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

               7.1.8 EXECUTION; ATTACHMENT.

               Any execution or attachment involving more than $500,000 shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

               7.1.9 DEFAULT UNDER OTHER BORROWINGS.

               Default shall be made with respect to any Indebtedness for Borrowed Money (other than the Loans) aggregating more than $750,000 if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause any such Indebtedness for Borrowed Money to become due prior to its stated maturity.

               7.1.10    CHALLENGE TO AGREEMENTS.

               Any Borrower shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents executed by any one or more of the Borrowers shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

               7.1.11    MATERIAL ADVERSE CHANGE.

               A material adverse change shall have occurred in the financial condition of the any Borrower.

               7.1.12    CHANGE IN OWNERSHIP.

               Any change shall occur in the ownership of any Borrower, other than transfers of interests in the Company such that any Person or group of Persons other than Warner W. Henry, each of his immediate family members, the Warner W. Henry Living Trust, trustees or trusts, entities or arrangements for the exclusive benefit of the foregoing persons or entities, shall become the owner, directly or indirectly, beneficially or of record, or control the voting of, shares representing more than 50% of the aggregate voting power represented by the aggregate capital stock of the Company.

               7.1.13 LIQUIDATION, TERMINATION, DISSOLUTION, CHANGE IN MANAGEMENT, ETC.

               Any Borrower shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations or any change occurs in the management or control of any Borrower without the prior written consent of the Lender.

     Section 7.2     REMEDIES.

     Upon the occurrence of any Default or Event of Default, the Lender may at any time thereafter exercise any one or more of the following rights, powers or remedies:

               7.2.1 ACCELERATION.

               The Lender may declare the Obligations to be immediately due and payable, notwithstanding anything contained in this Agreement or in any of the other Financing Documents to the contrary, without presentment, demand, protest, notice of protest or of dishonor, or other notice of any kind, all of which the Borrowers hereby waive.

               7.2.2 FURTHER ADVANCES.

               The Lender may from time to time without notice to the Borrowers suspend, terminate or limit any further loans or other extensions of credit under this Agreement and under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Sections
7.1.5 (Receiver; Bankruptcy) or 7.1.6 (Involuntary Bankruptcy, etc.) above, the Revolving Credit Commitment and any agreement in any of the Financing Documents to provide additional credit shall immediately and automatically terminate and the unpaid principal amount of the Notes (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

               7.2.3  UNIFORM COMMERCIAL CODE.

               The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon demand by the Lender, the Borrowers shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender. The Lender or its agents may without notice from time to time enter upon any Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

               Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in Section 8.1 of this Agreement, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Borrowers. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

               If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

               The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Borrower covenants and agrees to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all
applicable Laws.   Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

               7.2.4  SPECIFIC RIGHTS WITH REGARD TO COLLATERAL.

               In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Borrowers, and each Borrower hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender or in the name of any or all of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers:

                    (a) request any account debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

                    (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                    (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

                    (d) copy, transcribe, or remove from any place of business of any Borrower or any Subsidiary all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of any Borrower's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                    (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

                    (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

                    (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                    (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                    (i) endorse or sign the name of any Borrower upon any Items of Payment, certificates of title, instruments, securities, stock powers, documents, documents of title, financing statements, assignments, notices, or other writing relating to or part of the Collateral and on any Proof of Claim in Bankruptcy against an Account Debtor;

                    (j) notify the Post Office authorities to change the address for the delivery of mail to the Borrowers to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to any Borrower; and

                    (k) take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

               7.2.5 APPLICATION OF PROCEEDS.

               Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Enforcement Costs, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole and absolute discretion determine. If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, the Borrowers shall remain liable to the Lender for any deficiency.

               7.2.6 PERFORMANCE BY LENDER.

               Upon the occurrence and continuation of an Event of Default, the Lender without notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, pay or satisfy (in whole or in part) Liens on the Collateral (whether or not such Liens are Permitted Liens), and may enter upon the premises of any Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose and each Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender or in the name of any of the Borrowers or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrowers and without notice to the Borrowers. All sums so paid or advanced by the Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Borrowers to the Lender on demand, and shall constitute and become a part of the Obligations.

               7.2.7 OTHER REMEDIES.

               The Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the

Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender.

                                     ARTICLE VIII
                                    MISCELLANEOUS

     Section 8.1     NOTICES.

     All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

               Borrowers:      c/o Henry Company
                               2911 Slauson Avenue
                               Huntington Park, California 90255
                               Attention:  Jeffrey A. Wahba

                     with a copy to:

               Munger, Tolles & Olson
               355 Grand Avenue
               35th Floor
               Los Angeles, California  90071
               Attention: Judith T. Kitano

               Lender:         NationsBank Business Credit
                               100 South Charles Street
                               MD4-325-04-14
                               Baltimore, Maryland  21201
                               Attention: Stephen V. Rieger

                     with a copy to:

                               Frederick W. Runge, Jr., Esquire
                               Miles & Stockbridge P.C.
                               10 Light Street
                               Baltimore, Maryland 21202

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

     Section 8.2     AMENDMENTS; WAIVERS.

     This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and all of the Borrowers. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing. No course of dealing between the Borrowers and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws.

Without implying any limitation on the foregoing:

                    (a) Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

                    (b) No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

                    (c) No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

                    (d) No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.

                    (e) By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

     Section 8.3     CUMULATIVE REMEDIES.

     The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing, the Lender may:

          (a) proceed against any one or more of the Borrowers with or without proceeding against any Person who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

          (b) proceed against any one or more of the Borrowers with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

          (c) without reducing or impairing the obligation of the Borrowers and without notice, release or compromise with any guarantor or other Person liable for all or any part of the Obligations under the Financing Documents or otherwise;

          (d) without reducing or impairing the obligations of the Borrowers and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of advances under the Revolving Loan under this Agreement, (iii) waive any provision of this Agreement or the other Financing Documents, (iv) exercise or fail to exercise rights of set-off or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

     Section 8.4     SEVERABILITY.

     In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

                    (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

                    (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

                    (c) if such provision or part thereof pertains to repayment of the Obligations, then, at the sole and absolute discretion of the Lender, all of the Obligations of the Borrowers to the Lender shall become immediately due and payable; and

                    (d) if the affected provision or part thereof does not pertain to repayment of the Obligations, but operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

     Section 8.5     ASSIGNMENTS BY LENDER.

     The Lender may, without notice to, or consent of, the Borrowers, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, provided, however, prior to an Event of Default that NationsBank shall at all times remain as lead lender, in the case of a participation, or servicing agent, in the case of an assignment. Each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Financing Documents as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Financing Documents as to so much of the Obligations that the Lender has not sold, assigned or transferred. In the event the Lender makes a transfer which is required to, but does not, conform with the proviso of the first sentence of this Section, the Borrowers may, for a period of one hundred twenty (120) days after notice to the Borrowers of the transfer and as its sole remedy, prepay all of the Obligations and terminate the Commitments without payment of the Early Termination Fee, but only if the Borrowers have within thirty (30) days following receipt of such notice, notified the Lender of the Borrowers' intention to do so. In connection with the foregoing and provided the Lender obtains a confidentiality agreement, the Lender shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise.

     Section 8.6     SUCCESSORS AND ASSIGNS.

     This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

     Section 8.7     CONTINUING AGREEMENTS.

     All covenants, agreements, representations and warranties made by the Borrowers in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans and the execution and delivery of the Notes, shall be binding upon the Borrowers regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. From time to time upon the Lender's request, and as a condition of the release of any one or more of the Security Documents, the Borrowers and other Persons obligated with respect to the Obligations shall provide the Lender with such acknowledgments and agreements as the Lender may require to the effect that there exists no defenses, rights of setoff or recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender, its agents and others, or to the extent there are, the same are waived and released.

     Section 8.8     ENFORCEMENT COSTS.

     The Borrowers shall pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Borrowers shall pay, as part of the Enforcement Costs, upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

     Section 8.9     APPLICABLE LAW; JURISDICTION.

     As a material inducement to the Lender to enter into this Agreement, the Borrowers acknowledge and agree that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents which relate to property outside the State may be subject to the laws of the state in which the property is located.

                    (a) The Borrowers irrevocably submit to the jurisdiction of any federal court sitting in Maryland and to the jurisdiction of any state or federal court sitting in California over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Borrowers and may be enforced in any court in which the Borrowers are subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Borrowers in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

                    (b) The Borrower hereby irrevocably designates and appoints in Maryland CT Corporation System, Inc., Baltimore, Maryland 21202, as each Borrower's authorized agent to receive on each Borrower's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such agent shall cease so to act, each Borrower shall irrevocably designate and appoint without delay another such agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                    (c) The Borrowers hereby consent to process being served in any suit, action or proceeding of the nature referred to in this Section by (i) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrowers at the Borrowers' address designated in or pursuant to Section 8.1 hereof, and (ii) serving a copy thereof upon the agent, if any, designated and appointed by the Borrowers as the Borrowers' agent for service of process by or pursuant to this Section. The Borrowers irrevocably agree that such service (i) shall be deemed in every respect effective service of process upon the Borrowers in any such suit, action or proceeding, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Borrowers. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Borrowers in the courts of any jurisdiction or jurisdictions.

     Section 8.10    DUPLICATE ORIGINALS AND COUNTERPARTS.

     This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

     Section 8.11    HEADINGS.

     The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 8.12    NO AGENCY.

     Nothing herein contained shall be construed to constitute any of Borrowers as the Lender's agent for any purpose whatsoever or to permit the Borrower to pledge any of the Lender's credit. The Lender shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by any or all of the Borrowers of any of the terms and conditions thereof.

     Section 8.13    DATE OF PAYMENT.

     Should the principal of or interest on any of the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Notes during such extension.

     Section 8.14    ENTIRE AGREEMENT.

     This Agreement is intended by the Lender and the Borrowers to be a complete, exclusive and final expression of the agreements contained herein. Neither the Lender nor the Borrowers shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

     Section 8.15    WAIVER OF TRIAL BY JURY.

     THE BORROWERS AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWERS AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

This waiver is knowingly, willingly and voluntarily made by the Borrowers and the Lender, and the Borrowers and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

     Section 8.16    LIABILITY OF THE LENDER.

     The Borrowers acknowledge and agree that the Lender is acting on its own behalf, and not on behalf of any of the Borrowers or any other Person, in making examinations, investigations or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations, in inspecting the Collateral or any other properties of the Borrowers and by accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents.

     The Borrowers hereby agree that the Lender shall not be liable for or estopped by any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making such examinations, investigations, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

     By inspecting the Collateral or any other properties of the Borrowers or by accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

     IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above ON THE FOLLOWING, SEPARATE PAGES.

                                 AMENDED AND RESTATED
                          FINANCING AND SECURITY AGREEMENT
                              BORROWERS' SIGNATURE PAGE

ATTEST:                            HENRY COMPANY


/s/ Jeffrey A. Wahba              By: /s/ Richard B. Gordinier
----------------------------          ---------------------------
Jeffrey A. Wahba                      Richard B. Gordinier
Chief Financial Officer and           President
  Secretary

ATTEST:                            MONSEY PRODUCTS CO.


/s/ Jeffrey A. Wahba              By: /s/ Richard B. Gordinier
----------------------------          ---------------------------
Jeffrey A. Wahba                      Richard B. Gordinier
Chief Financial Officer and           President
  Secretary

ATTEST:                            KIMBERTON ENTERPRISES, INC.

/s/ Jeffrey A. Wahba              By: /s/ Richard B. Gordinier
----------------------------          ---------------------------
Jeffrey A. Wahba                      Richard B. Gordinier
Chief Financial Officer and           President
  Secretary

                                   MONSEY PRODUCTS OF ARIZONA LLC
                                   By its Designated Member,
ATTEST:                            MONSEY PRODUCTS CO.


/s/ Jeffrey A. Wahba              By: /s/ Richard B. Gordinier
----------------------------          ---------------------------
Jeffrey A. Wahba                      Richard B. Gordinier
Chief Financial Officer and           President
  Secretary

                                AMENDED AND RESTATED
                          FINANCING AND SECURITY AGREEMENT
                              LENDER'S SIGNATURE PAGE


WITNESS:                           NATIONSBANK, N.A.



                                   By: /s/ Stephen V. Rieger
----------------------------          ---------------------------
                                      Stephen V. Rieger
                                      Vice President

                                                                    EXHIBIT A-1

                               CAPITAL EXPENDITURE NOTE

$10,000,000                                                  Baltimore, Maryland
                                                                   April 22,1998

     FOR VALUE RECEIVED, HENRY COMPANY, a corporation organized under the laws of the State of California (the "Company"), MONSEY PRODUCTS CO., a corporation organized under the laws of the State of Pennsylvania ("Monsey Products"), KIMBERTON ENTERPRISES, INC., a corporation organized under the laws of the State of Delaware ("Kimberton"), and MONSEY PRODUCTS OF ARIZONA LLC, a limited liability company organized under the laws of the State of Arizona ("Monsey Arizona"), jointly and severally (each of the Company, Monsey Products, Kimberton and Monsey Arizona, a "Borrower" and collectively, the "Borrowers"), promise to pay to the order of NATIONSBANK, N.A., a national banking association (the "Lender"), the principal sum of TEN MILLION DOLLARS ($10,000,000) (the "Principal Sum") or so much thereof as has been or may be advanced or readvanced under the Capital Expenditure Loan (as that term is defined in the "Financing Agreement"' as hereinafter defined), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

     1. INTEREST. Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the Applicable Interest Rate (as that term is defined in the "Financing Agreement," which is defined below).

     2. PAYMENTS AND MATURITY. The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

          (a) Interest only on the unpaid Principal Sum shall be paid at the times and in the manner provided in the Financing Agreement; and

          (b) The Borrower shall make installment payments of principal (i) which, commencing June 1, 2000, and continuing on the first day of each June, September, December and March thereafter to maturity, are in the amount of five percent (5%) of the outstanding principal balance of this Note outstanding on May 31, 2000, and (ii) which, commencing September 1, 2000, shall increase quarterly on the first day of each December, March, June and September thereafter to maturity, by an amount equal to five percent (5%) of the aggregate advances made under the Capital Expenditure Loan during the immediately preceding three (3) month period; and

          (c) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on the earlier of April 30, 2003 or the Revolving Credit Termination Date.

     Except when repaid in accordance with 2(c) above, the fact that the balance hereunder may be reduced to zero from time to time pursuant to the Financing Agreement will not affect the continuing validity of this Note or the Financing Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

     3. DEFAULT INTEREST. Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at the Post-Default Rate (as that term is defined in the Financing Agreement) until such Event of Default is cured.

     4. APPLICATION AND PLACE OF PAYMENTS. All payments made on account of this Note shall be applied in the order provided for in the Financing Agreement. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its principal office in Baltimore, Maryland or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrowers.

     5. PREPAYMENT. The Borrowers may prepay the Principal Sum at the times and in the manner provided in the Financing Agreement.

     6. FINANCING AGREEMENT AND OTHER FINANCING DOCUMENTS. This Note is the "Capital Expenditure Note" described in an Amended and Restated Financing and Security Agreement of even date herewith (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and among the Borrowers and the Lender. All terms used in this Note which are not otherwise defined herein shall have the meaning set forth in the Financing Agreement. The indebtedness evidenced by this Note is included within the meaning of the term "Obligations" as defined in the Financing Agreement. As further set forth in Section 2.5.10 of the Financing Agreement, this Note does not create a novation with respect to the "Capital Expenditure Note" (as that term is defined in the Original Financing Agreement (as that term is defined in the Financing Agreement)).

     7.   SECURITY.  This Note is secured as provided in the Financing
Agreement.

     8. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

          (a) The failure of the Borrowers to pay to the Lender when due any and all amounts payable by the Borrowers to the Lender under the terms of this Note; or

          (b) The occurrence of an "Event of Default" (as that term is defined in the Financing Agreement).

     9.   SECURITY.  This Note is secured as provided in the Financing
Agreement.

     10. REMEDIES. Upon the occurrence of an Event of Default, the Lender shall be entitled to exercise all rights, powers, and remedies provided under the Financing Agreement, the other Financing Documents and applicable Laws (as that term is defined in the Financing Agreement). The Borrowers and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrowers, guarantors and endorsers.

     11. EXPENSES. The Borrowers agree to pay to the Lender as provided in the Financing Agreement all Enforcement Costs (as that term is defined in the Financing Agreement) incurred by the Lender in connection with the collection and enforcement of this Note.

     12. NOTICES. Any notice, request, or demand to or upon the Borrowers or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 8.1 of the Financing Agreement.

     13. MISCELLANEOUS. Each right, power, and remedy of the Lender as provided for in this Note or any of the other Financing Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Financing Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Financing Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

     14. PARTIAL INVALIDITY. In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

     15. CAPTIONS. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

     16. APPLICABLE LAW. The Borrowers acknowledge and agree that this Note, as one of the Financing Documents, shall be governed by the laws of the State of Maryland as provided in the Financing Agreement.

     IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by its duly authorized officers as of the date first written above.

 ATTEST:                                 HENRY COMPANY


 By:                                     By:
    -------------------------------         -----------------------------------
      Jeffrey A. Wahba                        Richard B. Gordinier
      Chief Financial Officer and             President
      Secretary

 ATTEST:                                 MONSEY PRODUCTS CO.


                                         By:
-----------------------------------         -----------------------------------
 Jeffrey A. Wahba                        Richard B. Gordinier
 Chief Financial Officer and Secretary        President

 ATTEST:                                 KIMBERTON ENTERPRISES, INC.


                                         By:
-----------------------------------         -----------------------------------
 Jeffrey A. Wahba                             Richard B. Gordinier
 Chief Financial Officer and Secretary        President

 ATTEST:                                 MONSEY PRODUCTS OF ARIZONA LLC
                                         By its Designated Member
                                         MONSEY PRODUCTS CO.


                                         By:
-----------------------------------         -----------------------------------
 Jeffrey A. Wahba                             Richard B. Gordinier
 Chief Financial Officer and Secretary        President

                                                                    EXHIBIT A-2

                                REVOLVING CREDIT NOTE

$25,000,000 ................................................ Baltimore, Maryland
                                                                   April 22,1998

     FOR VALUE RECEIVED, HENRY COMPANY, a corporation organized under the laws of the State of California (the "Company'), MONSEY PRODUCTS CO., a corporation organized under the laws of the State of Pennsylvania ("Monsey Products"), KIMBERTON ENTERPRISES, INC., a corporation organized under the laws of the State of Delaware (Kimberton"), and MONSEY PRODUCTS OF ARIZONA LLC, a limited liability company organized under the laws of the State of Arizona ("Monsey Arizona"), jointly and severally (each of the Company, Mousey Products, Kimberton and Monsey Arizona, a "Borrower" and collectively, the "Borrowers"), promise to pay to the order of NATIONSBANK, N.A., a national banking association (the "Lender"), the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the "Principal Sum"), or so much thereof as has been or may be advanced or readvanced to or for the account of the Borrowers under the Revolving Loan (as that term is defined in the "Financing Agreement" as hereinafter defined), together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

     1. Interest. Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the Applicable Interest Rate (as that term is defined in the "Financing Agreement", which is defined below).

     2. Payments and Maturity. The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

          (a) Interest only on the unpaid Principal Sum shall be paid at the times and in the manner provided in the Financing Agreement;

          (b) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full an the Revolving Credit Expiration Date (as defined in the Financing Agreement).

The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Financing Agreement will not affect the continuing validity of this Note or the Financing Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

     3. Default Interest. Upon the occurrence of an Event of Default (as hereinafter defined), the unpaid Principal Sum shall bear interest thereafter at the Post-Default Rate (as that term is defined in the Financing Agreement) until such Event of Default is cured.

     4. Application and Place of Payments. All payments, made on account of this Note shall be applied in the order provided for in the Financing Agreement. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its principal office in Baltimore, Maryland or at such other times and places as the Lander may at any time and from time to time designate in writing to the Borrowers.

     5. Prepayment. The Borrowers may prepay the Principal Sum at the times and in the manner provided in the Financing Agreement.

     6. Financing Agreement and Other Financing Documents. This Note is the "Revolving Credit Note" described in an Amended and Restated Financing and Security Agreement of even date herewith by and among the Borrowers and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement"). The indebtedness evidenced by this Note is included within the meaning of the term "Obligations" as defined in the Financing Agreement. The term "Financing Documents as used in this Note shall have the meaning provided in the Financing Agreement, As further set forth in Section 2.5.10 of the Financing Agreement, this Note does not create a novation with respect to the "Revolving Credit Note" (as that term is defined in the Original Financing Agreement (as that term is defined in the Financing Agreement)).

     7. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

          (a) The failure of the Borrowers to pay to the Lender when due any and all amounts payable by the Borrowers to the Lender under the terms of this Note; or

          (b) The occurrence of an "Event of Default" (as that term is defined in the Financing Agreement).

     8.   Security.  This Note is secured as provided in the Financing
Agreement.

     9. Remedies. Upon the occurrence of an Event of Default, the Lender shall be entitled to exercise all rights, powers, and remedies provided under the Financing Agreement, the other Financing Documents and applicable Laws (as that term is defined in the Financing Agreement). The Borrowers and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrowers, guarantors and endorsers.

     10. Expenses. The Borrowers agree to pay to the Lender as provided in the Financing Agreement all Enforcement Costs (as that term is defined in the Financing Agreement) incurred by the Lender in connection with the collection and enforcement of this Note.

     11. Notices. Any notice, request, or demand to or upon the Borrowers or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 8.1 of the Financing Agreement.

     12. Miscellaneous. Each right, power, and remedy of the Lender as provided for in this Note or any of the other Financing Documents, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Financing Documents or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Financing Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

     13. Partial Invalidity. In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

     14. Captions. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

     15. Applicable Law. The Borrowers acknowledge and agree that this Note, as one of the Financing Documents, shall be governed by the laws of the State of Maryland as provided in the Financing Agreement.


     IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by its duly authorized officers as of the date first written above.

 ATTEST:                                 HENRY COMPANY


 By:                                     By:
    -------------------------------         ----------------------------------
      Jeffrey A. Wahba                        Richard B. Gordinier
      Chief Financial Officer and             President
      Secretary

 ATTEST:                                 MONSEY PRODUCTS CO.


                                         By:
-----------------------------------         ----------------------------------
 Jeffrey A. Wahba                        Richard B. Gordinier
 Chief Financial Officer and Secretary        President

 ATTEST:                                 KIMBERTON ENTERPRISES, INC.


                                         By:
-----------------------------------         ----------------------------------

 Jeffrey A. Wahba                             Richard B. Gordinier
 Chief Financial Officer and Secretary        President
 ATTEST:                                 MONSEY PRODUCTS OF ARIZONA LLC
                                         By its Designated Member
                                         MONSEY PRODUCTS CO.


                                         By:
-----------------------------------         ----------------------------------
 Jeffrey A. Wahba                             Richard B. Gordinier
 Chief Financial Officer and Secretary        President

                                                                       EXHIBIT B


                            NATIONSBANK BUSINESS CREDIT

                              WIRE TRANSFER PROCEDURES

The transfer of funds by means of wire may be made by NationsBank (lender) at the request of its customer (borrower). Such wire transfers are categorized by lender as either repetitive or non-repetitive.

Repetitive:

Repetitive wire transfers may vary in amount, but are consistent in terms of the payee, the location to which funds are wired, the bank name, account number and the routing transit number.

Either borrower or lender may initiate a repetitive wire transfer. The borrower may identify the repetitive nature of transfers and request they be established as such via the "Repetitive Wire Transfer Authorization Form" (copy attached). Lender, after observing numerous transfers to the same recipient and destination, may initiate the repetitive process by faxing or mailing the "Repetitive Wire Authorization Form" to the borrower for completion and return.

Although a first request for a repetitive wire transfer may be honored from a faxed copy of the "Repetitive Wire Transfer Authorization Form", a copy of the form containing an original signature must be received from the borrower. All transfer authorization forms must be approved by and contain the signature of a person authorized by the borrower to advance funds from borrower's line of credit with the lender.

After receipt of the original "Repetitive Wire Transfer Authorization Form" by the lender, subsequent wire transfers to the recipient named thereon may be initiated by telephone request, provided the requesting party is identified by the lender as a person authorized by borrower to advance funds from the borrower's line of credit with lender.

Non-Repetitive:

Non-Repetitive wire transfers are directed to recipients on a one-time or infrequent basis or are directed to varied destinations. Non-repetitive wire transfers require that written notification be provided to lender by borrower, showing payee, location, account number, routing transit number and name and location of bank into which funds are to be transferred. Such written notification may be provided by means of a "Non-Repetitive Wire Transfer Authorization Form" (copy attached).

Required information may be faxed to lender in order to expedite the transfer; however, a copy of the transfer authorization form with an original signature(s) must be received by lender from borrower. The transfer authorization form must be approved by and contain the signature of a person authorized by the borrower to advance funds from borrower's line of credit with the lender.

For any non-repetitive wire transfer, Lender may, at its discretion, perform a telephone verification with an authorized representative (the original signer or another authorized representative) of borrower prior to initiating the transfer.

                                     EXHIBIT C

                                FINANCING AGREEMENT

                        ____________ COMPLIANCE CERTIFICATE

THIS CERTIFICATE is made as of __________________, 199_ , by
____________________________________, a ________________ organized under the laws of the State of ___________________ (the "Borrower"), to
_______________________________, a national banking association (the "Lender"),
pursuant to Section       of the Amended and Restated Financing and Security
Agreement dated ______________, 199_, (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Financing Agreement") by and between the Borrower and the Lender.

I, ____________________, hereby certify that I am the ______________ of the
Borrower and am a Responsible Officer (as that term is defined in the Financing Agreement) authorized to certify to the Lender on behalf the Borrower as follows:

                    (a) This Certificate is given to induce the Lender to make advances to the Borrower under the Financing Agreement.

                    (b) This Certificate accompanies the _____________ financial statements for the period ended ___________________, 199__ (the "Current Financials") which the Borrower is furnishing to the Lender pursuant to
Section 6.

1.1(__) of the Financing Agreement. The Current Financials have been prepared in accordance with GAAP (as that term is defined in the Financing Agreement).

                    (c)  As required by Section 6.

1.1(__) of the Financing Agreement, I have set forth on Schedule 1 a detailed computation of each financial covenant in Financing Agreement and a cash flow projection report.

                    (d) No change has occurred to the information contained in the Collateral Disclosure List except as set forth on Schedule 2 to this Certificate.

By way of example and not limitation, the Collateral Disclosure List, together with Schedule 2, contains a listing of all of the Borrower's Patents, Trademarks, Copyrights (as those terms are defined in the Financing Agreement), all locations (owned, leased, warehouses or otherwise) where any Collateral (as that term is defined in the Financing Agreement) is located, all Subsidiaries (as that term is defined in the Financing Agreement).

                    (e) As of the date hereof, there exists no Default or Event of Default, as defined in the Article 7 of the Financing Agreement, nor any event which, upon notice or the lapse of time, or both, would constitute such an Event of Default.

                    (f) On the date hereof, the representations and warranties contained in Article 4 of the Financing Agreement are true with the same effect as though such representations and warranties had been made on the date hereof.

WITNESS my signature this _____ day of ____________, 199_.

                    ______________________________

                    Name:

                    Title:

     Schedule 1

     Schedule 2

                                                                 Schedule 4.1.10

                    LITIGATION

                                                                 Schedule 4.1.13

OTHER INDEBTEDNESS

                                                                 Schedule 4.1.21

                    LIENS ON COLLATERAL

                                        Unpaid

                                        Principal

Asset Covered            Lienholder               Balance

     Schedule 6.2.5

OTHER PERMITTED INDEBTEDNESS

                                                                      ANNEX 1

                                FINANCIAL COVENANTS

     1. CURRENT RATIO. The Company and its Subsidiaries on a consolidated basis will at all times, tested as of the last day of each fiscal quarter, maintain a Current Ratio of not less than 1.75 to 1.0.

     2. ADJUSTED NET WORTH. The Company and its Subsidiaries on a consolidated basis will at all times, tested as of the last day of each fiscal quarter, maintain an Adjusted Net Worth of not less than the following:


    Fiscal Quarter Ending                Adjusted Net Worth
-----------------------------------------------------------------------------
June 30, 1998                               $ 8,000,000

September 30, 1998                          $ 9,000,000

December 31, 1998                           $10,000,000

March 31, 1999 and thereafter               $10,000,000
                                   PLUS  50% of the Borrowers' cumulative
                                    annual net income (without reduction
                                  for annual losses) for each fiscal year
                                   commencing with the fiscal year ending
                                             December 31, 1998.



     3. DEBT SERVICE COVERAGE RATIO. The Company and its Subsidiaries on a consolidated basis will maintain for each fiscal quarter of each fiscal year (a) tested commencing with the quarter ending June 30, 1998, through and including the quarter ending March 31, 1999, for the period commencing with the Closing Date and ending on the last day of the applicable fiscal quarter, and (b) tested commencing with the fiscal quarter ending June 30, 1999 and thereafter, for the twelve month period ending on the last day of the applicable fiscal quarter, a ratio of (i) EBITDA minus Capital Expenditures (other than those financed pursuant to the Capital Expenditure Loan Facility) minus dividends to (ii) Debt Service of not less than 1.25 to 1.0.

     4. INTEREST COVERAGE RATIO. The Company and its Subsidiaries on a consolidated basis will maintain for each fiscal quarter of each fiscal year (a) tested commencing with the quarter ending June 30, 1998, through and including the quarter ending March 31, 1999, for the period commencing with the Closing Date and ending on the last day of the applicable fiscal quarter, and (b) tested commencing with the fiscal quarter ending June 30, 1999 and continuing for each fiscal quarter thereafter, for the twelve month period ending on the last day of the applicable fiscal quarter, a ratio of (i) EBITDA minus Capital Expenditures (other than those financed pursuant to the Capital Expenditure Loan Facility) minus dividends to (ii) interest with respect to Indebtedness for Borrowed Money scheduled to be due and payable during such period of not less than the following:



  Fiscal Quarter Ending                     Interest Coverage Ratio
--------------------------------------------------------------------------------

June 30, 1998 and September 30, 1998             1.25 to 1.0

December 31, 1998 through and including          1.50 to 1.0
September 30, 1999

December 31, 1999 through and including          1.75 to 1.0
September 30, 2000

December 31, 2000 and thereafter                 2.0  to 1.0


LIST OF EXHIBITS

A-1. Revolving Credit Note

A-2. Capital Expenditure Note

B.   Security Procedures

C.   Form of Compliance Certificate

LIST OF SCHEDULES

Schedule 1.1             Certain Defined Terms

Schedule 4.1.10          Litigation

Schedule 4.1.5           Conflicts

Schedule 4.1.13          Other Indebtedness

Schedule 4.1.17          Certain Bulk Sales

Schedule 4.1.19          Employee Relations

Schedule 4.1.20          Presence of Hazardous Materials

Schedule 4.1.21          Permitted Liens

Schedule 5.1.13          Appraisals

Schedule 6.2.5           Other Permitted Indebtedness

Schedule 6.2.11          Certain Permitted Liens